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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material under §240.14a-12

KAR AUCTION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KAR AUCTION SERVICES, INC.

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders
June 4, 2020

April 23, 2020

Dear Fellow Stockholder:

Thank you for your continued investment in and support of KAR Auction Services, Inc. d/b/a KAR Global ("KAR Global" or the "Company"). You are cordially invited to attend KAR Global's 2020 annual meeting of stockholders, which will be hosted virtually. A virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You will be able to attend the 2020 annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KAR2020.

As a KAR Global stockholder, your vote is important. The matters to be acted upon are described in the notice of annual meeting of stockholders and the proxy statement. Even if you are planning to attend the virtual meeting, you are strongly encouraged to vote your shares in advance through one of the methods described in the proxy statement.

2019 was a pivotal year for KAR Global. We completed the spin-off of Insurance Auto Auctions and advanced initiatives key to our core business—including expanding our international footprint with the acquisition of CarsOnTheWeb and continued enhancement of our data analytic capabilities and digital and technology platforms. Operationally, we grew revenue, adjusted EBITDA and gross profit and sold approximately 3.8 million vehicles. We are proud that through share buybacks and dividends, in 2019 we returned approximately $284 million to stockholders and invested approximately $282 million in our business through capital expenditures and strategic acquisitions.

Thank you again for your continued support of KAR Global, our Board of Directors, our employees and our future.

Sincerely,

James P. Hallett

Chairman of the Board and
Chief Executive Officer

This proxy statement is dated April 23, 2020 and is first being distributed to stockholders on or about April 23, 2020.

11299 North Illinois Street
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 4, 2020

Place:	Online at www.virtualshareholdermeeting.com/KAR2020

Admission:	To attend the 2020 annual meeting, visit www.virtualshareholdermeeting.com/KAR2020. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Items of Business:	Proposal No. 1: To elect each of the nine director nominees to the Board of Directors.
Proposal No. 2: To approve, on an advisory basis, executive compensation.
Proposal No. 3: To approve an amendment to the KAR Auction Services, Inc. Employee Stock Purchase Plan to increase the total number of shares reserved for issuance under the plan by 1,500,000 shares.
Proposal No. 4: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020.
To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	You are entitled to vote at the 2020 annual meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on April 9, 2020. A list of stockholders entitled to vote at the 2020 annual meeting will be available for examination during ordinary business hours for 10 days prior to the meeting at the address listed above, and the list will also be available online during the meeting.

Voting by Proxy:	Whether or not you plan to virtually attend the 2020 annual meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail so that your shares can be voted at the 2020 annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

April 23, 2020 Carmel, Indiana	Charles S. Coleman SVP, General Counsel and Secretary

Notice of Internet Availability of Proxy Materials for the Annual Meeting

The proxy statement for the 2020 annual meeting and the annual report to stockholders for the fiscal year ended December 31, 2019, each of which is being provided to stockholders prior to or concurrently with this notice, are also available to you electronically via the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report to stockholders on the Internet, visit our website, www.karglobal.com, and click on "Investors" and then the "Financials" tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

ELEMENTS USED TO ACHIEVE COMPENSATION PHILOSOPHY AND OBJECTIVES	31
COMPENSATION POLICIES AND OTHER INFORMATION	40
RESULTS OF SAY ON PAY VOTES AT 2019 ANNUAL MEETING	41
COMPENSATION COMMITTEE REPORT	42
ANALYSIS OF RISK IN THE COMPANY'S COMPENSATION STRUCTURE	43
SUMMARY COMPENSATION TABLE FOR 2019	44
GRANTS OF PLAN-BASED AWARDS FOR 2019	45
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019	46
OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2019	48
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	49
EQUITY-BASED AWARDS—OMNIBUS PLAN	49
ANNUAL CASH INCENTIVE AWARDS—OMNIBUS PLAN	50
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE	51
EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS	54
CEO PAY RATIO	59
PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE KAR AUCTION SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED UNDER THE PLAN BY 1,500,000 SHARES	60
PROPOSAL	60
PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
PROPOSAL	63
REPORT OF THE AUDIT COMMITTEE	64
FEES PAID TO KPMG LLP	65
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	65
RELATED PERSON TRANSACTIONS	66
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS	66
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS	67
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS	67
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	68

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding KAR Auction Services, Inc.'s (the "Company," "KAR," "KAR Auction Services" or "KAR Global") 2019 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 4, 2020

Location:	Online at www.virtualshareholdermeeting.com/KAR2020

Record Date:	Stockholders of record as of the close of business on April 9, 2020 are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on at the 2020 annual meeting of stockholders. On the record date, the Company had 129,167,854 shares of common stock issued and outstanding.

NYSE Symbol:	KAR

Registrar and Transfer Agent:	American Stock Transfer & Trust Company, LLC

ITEMS TO BE VOTED ON AT ANNUAL MEETING OF STOCKHOLDERS

Proposal		Our Board's Recommendation	Page
1.	Election of each of the nine director nominees.	FOR each director nominee	6

2.	Approval, on an advisory basis, of executive compensation.	FOR	24

3.	Approval of an amendment to the KAR Auction Services, Inc. Employee Stock Purchase Plan to increase the total number of shares reserved for issuance under the plan by 1,500,000 shares.	FOR	60

4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020.	FOR	63

1

BOARD NOMINEES (PAGES 7–12)

Name	Age	Director Since	Independent	Primary Occupation	Committee Membership**

David DiDomenico	50	2019	Yes	Partner of JANA Partners LLC	AC, NCGC
Carmel Galvin	51	2020	Yes	Chief Human Resources Officer and Senior Vice President, People and Places of Autodesk, Inc.	CC, NCGC
James P. Hallett	67	2007	No	Chairman of the Board and Chief Executive Officer of KAR Auction Services, Inc.	—
Mark E. Hill	64	2014	Yes	Managing Partner of Collina Ventures, LLC and Chairman and Chief Executive Officer of Lumavate LLC	NCGC (Chair), RC
J. Mark Howell	55	2014	Yes	President and Chief Executive Officer of Conexus Indiana	RC (Chair), AC
Stefan Jacoby	62	2019	Yes	Automotive Industry Consultant	CC, NCGC
Michael T. Kestner*	66	2013	Yes	Building Products and Automotive Industry Consultant	AC (Chair), RC
Mary Ellen Smith	60	2019	Yes	Corporate Vice President of Worldwide Business Operations of Microsoft Corporation	CC, RC
Stephen E. Smith	71	2013	Yes	Automotive Industry Consultant	CC (Chair), AC

*
Lead Independent Director
**
AC=Audit Committee

CC=Compensation Committee

NCGC=Nominating and Corporate Governance Committee

RC=Risk Committee

2

2019 BUSINESS HIGHLIGHTS

For the year ended December 31, 2019, the Company again achieved solid financial results. Specific highlights for fiscal 2019 included:

On June 28, 2019, we successfully completed the previously announced spin-off of our former salvage auction business, IAA, Inc. ("IAA"), to our stockholders, resulting in KAR and IAA being two independent, publicly-traded companies (the "IAA Spin-Off").

Operating revenue was up 14% to approximately $2.8 billion (up 7% excluding purchased vehicle sales).

Total vehicles sold rose approximately 9% to approximately 3.8 million units.

Gross profit increased approximately 4% to $1.2 billion.

Through share buybacks and dividends, in 2019 we returned
approximately $284 million to stockholders and invested
approximately $282 million in our business through
capital expenditures and strategic acquisitions.

We achieved net income from continuing operations of $92.4 million.

Adjusted EBITDA* rose 1%
to $510.0 million.

* Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income from continuing operations, in our Annual Report on Form 10-K for the year ended December 31, 2019 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

3

CORPORATE GOVERNANCE HIGHLIGHTS (PAGES 13–18)

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on our website, www.karglobal.com, which can be accessed by clicking on "Investors" and then the "Governance" tab.

Annual Elections: Our directors are elected annually for one-year terms.

Majority Voting: We maintain a majority voting standard for uncontested director elections with a policy for directors to tender their resignation if less than a majority of the votes cast are in their favor.

Director and Committee Independence: Eight of our nine director nominees are independent, and all committees of our Board of Directors (the "Board") are comprised entirely of independent directors.
Executive Sessions: Our independent directors meet in executive session at each regularly scheduled Board meeting.

Lead Independent Director: We have a lead independent director who presides over the executive sessions of the independent directors and serves as the principal liaison between the independent directors and the Company's CEO and Chairman of the Board.

Gender Diversity: More than twenty percent of our Board is comprised of women.
Annual Board and Committee Evaluations: The Board and its committees each evaluates its performance each year.
Robust Equity Ownership Requirements for Non-Employee Directors: The stock ownership guideline for our non-employee directors is five times their annual cash retainer.

Robust Equity Retention Requirements for Non-Employee Directors: All shares of our common stock granted to non-employee directors must be held for three years after vesting while serving as a director.

Robust Equity Ownership Requirements for Executive Officers: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary and, for the remaining named executive officers, three times annual base salary. Executive officers are required to hold 60% of vested shares, net of taxes, until stock ownership guidelines are met.

Anti-Hedging and Pledging Policies: Our directors and executive officers are prohibited from hedging or pledging Company stock.

Annual management and CEO evaluation and succession planning review: Our Board conducts an annual evaluation and review of our CEO and each executive officer's performance, development and succession plan.

Board Risk Oversight: The Risk Committee assists the Board in its oversight of: (i) the principal business, financial, technology, operational and regulatory risks and other material risks and exposures of the Company; and (ii) the actions, activities and initiatives of the Company to mitigate such risks and exposures. The Risk Committee provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to another committee of the Board (in which case the Risk Committee may maintain oversight over such risks through the receipt of reports from such committees).

4

EXECUTIVE COMPENSATION (PAGES 25–58)

We maintain a compensation program structured to achieve a close connection between executive pay and Company performance. We believe that this strong pay-for-performance orientation has served us well in recent years. For more information regarding our named executive officer compensation, see "Compensation Discussion and Analysis" and the compensation tables that follow such section.

WHAT WE DO

✔
Stockholder alignment: We have demonstrated a trend of alignment between our total stockholder return ("TSR") performance and the compensation of our CEO, as shown in the chart on page 28.
✔
Independent Compensation Committee: All of the members of our Compensation Committee are independent under New York Stock Exchange ("NYSE") rules.
✔
Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.
✔
Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based with 75% of our equity awards in the form of performance restricted stock units ("PRSUs").
✔
"Double-trigger" equity vesting: Accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.
✔
Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.
✔
Clawback policy: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.
✔
Moderate change in control benefits: Change in control severance benefits are two times base salary and target bonus for our executive officers.
✔
Robust equity ownership requirements: The stock ownership guideline for our CEO is five times his annual base salary, and three times annual base salary for the other named executive officers. Executive officers are required to hold 60% of vested shares, net of taxes, until stock ownership guidelines are met.
✔
Annual compensation risk assessment: Each year we perform an assessment of any risks that could result from our compensation programs and practices.

WHAT WE DON'T DO

✘
Pay dividends on unvested equity awards: Dividend equivalents and cash are accrued on PRSUs and RSUs, respectively, but are only paid out if and to the extent the underlying PRSUs and RSUs vest.
✘
Provide excessive perquisites: We provide a limited number of perquisites that are designed to support a competitive total compensation package.
✘
Guarantee incentive compensation: Our annual incentive program and our PRSU equity awards are entirely performance-based and our executive officers are not guaranteed any minimum levels of payment.
✘
Allow hedging or pledging of the Company's securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.
✘
Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.
✘
Provide pension benefits or supplemental retirement plans: We do not maintain a defined benefit pension or supplemental retirement plans for our executive officers.

5

DIRECTORS ELECTED ANNUALLY

Our Board has nominated the nine individuals named below to stand for election to the Board at the 2020 annual meeting. The Company's directors are elected each year by our stockholders at the annual meeting. We do not have a staggered or classified board. Each director's term will last until the 2021 annual meeting of stockholders and until such director's successor is duly elected and qualified, or such director's earlier death, resignation or removal. Each director nominee must receive the affirmative vote of a majority of the votes cast in the election of directors at the 2020 annual meeting to be elected (i.e., the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" such nominee).

DIRECTOR INDEPENDENCE

The Board is responsible for determining the independence of our directors. Under the NYSE listing standards, a director qualifies as independent if the Board affirmatively determines that the director has no material relationship with the Company. While the focus of the inquiry is independence from management, the Board is required to broadly consider all relevant facts and circumstances in making an independence determination. In making independence determinations, the Board complies with NYSE listing standards and considers all relevant facts and circumstances. Based upon its evaluation, our Board has affirmatively determined that the following directors meet the standards of "independence" established by the NYSE: David DiDomenico, Carmel Galvin, Mark E. Hill, J. Mark Howell, Stefan Jacoby, Michael T. Kestner, Mary Ellen Smith and Stephen E. Smith. With respect to the portion of fiscal 2019 during which they served on the Board, the Board also determined that Todd F. Bourell, Donna R. Ecton, Lynn Jolliffe and John P. Larson met the standards of "independence" established by the NYSE. James P. Hallett, our CEO and Chairman of the Board, is not an independent director.

BOARD NOMINATIONS AND DIRECTOR NOMINATION PROCESS

The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between the annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommenlding candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including third-party search firms, current Board members, management, stockholders and other persons, as it deems appropriate. The Nominating and Corporate Governance Committee retained a third-party search firm to assist with identifying, screening and evaluating potential candidates.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate potential candidates. Consideration of candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. The Nominating and Corporate Governance Committee will consider the candidate against the criteria it has adopted, as further discussed below, in the context of the Board's then-current composition and the needs of the Board and its committees, and will ultimately recommend qualified candidates for election to the Board. Though the Nominating and Corporate Governance Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders, the Nominating and Corporate Governance Committee generally evaluates such candidates in the same manner by which it evaluates director candidates recommended by other sources.

As detailed in both the Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines, director candidates are selected based upon various criteria, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board.

6

All candidates are considered in light of the needs of the Board with due consideration given to the foregoing criteria. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings and the Company's annual meetings of stockholders.

In addition, a stockholder may nominate candidates for election as a director, provided that the nominating stockholder follows the procedures set forth in Article II, Section 5 of the Company's Second Amended and Restated By-Laws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. Deadlines for stockholder nominations for next year's annual meeting are included in the "Requirements, Including Deadlines, for Submission of Proxy Proposals" section on page 67.

An employment agreement entered into on February 27, 2012 between the Company and James P. Hallett, the Company's CEO and Chairman of the Board, provides that Mr. Hallett shall be entitled to serve as a member of the Board for so long as the employment agreement is in effect.

BOARD QUALIFICATIONS AND DIVERSITY

The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences, and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board review these factors, including diversity of gender, race, ethnicity, age, cultural background and professional experience, in considering candidates for Board membership.

INFORMATION REGARDING THE NOMINEES FOR ELECTION TO THE BOARD

The following information is furnished with respect to each nominee for election as a director. All of the nominees are currently directors and were elected by the stockholders at last year's annual meeting, except for Mr. DiDomenico, Ms. Galvin and Ms. Smith, who were each elected by the Board to fill vacancies. Mr. DiDomenico was initially identified and recommended to the Nominating and Corporate Governance Committee as a potential nominee by a former non-employee director, and Ms. Galvin and Ms. Smith were each initially identified and recommended to the Nominating and Corporate Governance Committee as a potential nominee by a third-party search firm. Mr. DiDomenico, Ms. Galvin and Ms. Smith were each subsequently recommended by the Nominating and Corporate Governance Committee to the Board for election as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board elected Mr. DiDomenico and Ms. Smith to the Board effective October 16, 2019, and Ms. Galvin to the Board effective February 1, 2020.

Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is unavailable to stand for election as a director, your proxy holders will have the authority and discretion to vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the 2020 annual meeting. The ages of the nominees are as of the date of the 2020 annual meeting, June 4, 2020.

7

David DiDomenico
Independent Director since October 2019 Age: 50 Current Board Committees: Audit Committee and Nominating and Corporate Governance Committee

Carmel Galvin
Independent Director since February 2020 Age: 51 Current Board Committees: Compensation Committee and Nominating and Corporate Governance Committee

Career Highlights
• Partner of JANA Partners LLC ("JANA"), a registered investment adviser, since September 2010.

•

Chief Executive Officer and President of Osprey Technology Acquisition Corp. ("Osprey"), a special purpose acquisition company co-sponsored by JANA, since June 2019 and a director of Osprey since July 2019.

• Managing Director of New Mountain Capital, LLC, an alternative investment manager, from 2005 to 2010.
• Associate Portfolio Manager at Neuberger Berman, Inc., a diversified asset manager, from 2002 to 2005.
• Graduate of Harvard College (BA) and Stanford University Graduate School of Business (MBA).
Other Current Public Company Directorships: Director of Osprey since July 2019.
Skills and Qualifications
✓ More than 20 years of investment management and acquisition experience, including managing investment portfolios at various financial firms.
✓ Extensive experience in financial analysis, including evaluating companies' strategies, operations and financial performance, which provides important perspectives and insights.
✓ Highly skilled in engaging and collaborating with management teams to increase shareholder returns.
✓ Extensive experience as an investor in public markets, which adds valuable perspective on institutional investors' approach to company performance, capital allocation and corporate governance.

Career Highlights
• Chief Human Resources Officer ("CHRO") and Senior Vice President, People and Places, at Autodesk, Inc., a multinational software corporation, since March 2018.
• CHRO and Senior Vice President at Glassdoor, Inc., a job listing platform, from April 2016 to February 2018.
• CHRO and Senior Vice President at Advent Software, Inc., an investment management software company, from October 2014 to April 2016.
• Vice President of Talent & Culture Development for Deloitte New-venture Accelerator (DNA), from May 2013 to October 2014.

•

Provided human resources consulting services from January 2011 to April 2013 at Front Arch, Inc. and from September 2009 to December 2011 at Corporate Leadership Council (CLC), Corporate Executive Board.

•

Managing Director, Global Head of Human Resources at Moody's Analytics (formerly Moody's KMV) from November 2004 to March 2008 and Vice President, Global Head of Human Resources at Barra, Inc. from September 1995 to June 2002.

• Graduate of Trinity College Dublin (BA) and University College Dublin (MBS).
Skills and Qualifications
✓ More than 25 years of talent and culture leadership experience with global organizations in the technology and online sectors.

✓

Extensive experience in helping transform global companies, including leading diversity and inclusion, employee engagement and culture management efforts at companies with varied locations, languages and cultures.

✓

Significant experience with executive compensation programs and practices, including working directly with boards and compensations committees on compensation, talent and succession planning initiatives.

✓ Provides diverse international perspective.

8

James P. Hallett
Director since April 2007 Age: 67 Chairman of the Board and Chief Executive Officer

Mark E. Hill
Independent Director since June 2014 Age: 64 Current Board Committees: Nominating and Corporate Governance Committee (Chair) and Risk Committee

Career Highlights
• Chairman of the Company since December 2014 and Chief Executive Officer since September 2009.
• Chief Executive Officer and President of ADESA from April 2007 to September 2009, a wholly owned subsidiary of the Company.
• President of Columbus Fair Auto Auction, a large independent automobile auction located in Columbus, Ohio, from May 2005 to April 2007.

•

After selling his auctions to ADESA in 1996, Mr. Hallett held various senior executive leadership positions with ADESA between 1996 and 2005, including President and Chief Executive Officer of ADESA.

• Founded and owned two automobile auctions in Canada from 1990 to 1996.
• Graduate of Algonquin College.
• Managed and then owned a number of new car franchise dealerships for 15 years.
• Winner of multiple industry awards, including NAAA Pioneer of the Year in 2008 and the Ed Bobit Industry Icon award in 2018.
• Recognized as the EY Entrepreneur of the Year 2014 National Services Award Winner and one of Northwood University's 2015 Outstanding Business Leaders.
Skills and Qualifications
✓ Committed and deeply engaged leader with over 20 years of experience in key leadership roles throughout the Company and over 40 years of experience in the industry.

✓

As Chief Executive Officer, Mr. Hallett has a thorough and in-depth understanding of the Company's business and industry, including its employees, business units, customers and investors, which provides an additional perspective to our Board.

✓

Utilizes strong communication skills to guide Board discussions and keep our Board apprised of significant developments in our business and industry; including our risk management practices, strategic planning and development.

Career Highlights

•

Managing Partner of Collina Ventures, LLC, a private investment company that invests in software and technology companies, since 2006; and Chairman and Chief Executive Officer of Lumavate LLC, a company that provides a platform for building cloud-based mobile applications, since November 2017.

• Co-founder and Chairman of Bluelock, LLC, a privately held infrastructure-as-a-service company, from 2006 to March 2018.

•

Co-Founder, President and Chief Executive Officer of Baker Hill Corporation, a banking industry software and services business, from 1985 to 2006. Baker Hill Corporation was acquired by Experian PLC, a global information solutions company, in 2005.

• Graduate of the University of Notre Dame (BBA) and Indiana University (MBA).
Other Public Company Directorships in Last Five Years: Director of Interactive Intelligence Group, Inc. from 2004 to 2016.
Skills and Qualifications

✓

Significant executive leadership and management experience leading and owning a software and technology-based business provides our Board with expertise in technology, innovation, and strategic investments.

✓ Extensive experience as an investor and mentor to numerous early stage software and technology companies provides entrepreneurial perspective to the Board.

✓

Key leadership experience in numerous central Indiana business and community service organizations, including TechPoint, the Central Indiana Community Foundation, the Orr Fellowship and the local Teach For America board.

✓ Public company board experience, including serving as a lead independent director.

9

J. Mark Howell
Independent Director since December 2014 Age: 55 Current Board Committees: Risk Committee (Chair) and Audit Committee

Stefan Jacoby
Independent Director Since June 2019 Age: 62 Current Board Committees: Compensation Committee and Nominating and Corporate Governance Committee

Career Highlights
• President and Chief Executive Officer of Conexus Indiana, Indiana's advanced manufacturing and logistics initiative sponsored by Central Indiana Corporate Partnership, Inc., since January 2018.

•

Chief Operating Officer of Angie's List, Inc., a national local services consumer review service and marketplace, from March 2013 to September 2017. Angie's List, Inc. was acquired in 2017 and merged into ANGI Homeservices Inc.

• President, Ingram Micro North America Mobility of Ingram Micro Inc., a technology distribution company, from 2012 to 2013.

•

President, BrightPoint Americas of BrightPoint, Inc., a distributor of mobile devices for phone companies, including Chief Operating Officer, Executive Vice President and Chief Financial Officer, from 1994 to 2012. BrightPoint, Inc. was sold to Ingram Micro Inc. in 2012.

• Vice President and Corporate Controller of ADESA from August 1992 to July 1994, now a wholly owned subsidiary of the Company.
• Audit Staff and Senior Staff at Ernst & Young LLP.
• Graduate of the University of Notre Dame (BBA in Accounting).
Skills and Qualifications
✓ Extensive senior leadership experience at internet-based and technology-driven companies provides valuable insight as an increasing amount of the Company's consigned vehicles are sold online.
✓ Significant executive leadership experience in the public company sector.
✓ Provides unique, in-depth knowledge of ADESA and its industry as a former employee of ADESA.
✓ Substantial financial experience.
✓ Certified Public Accountant with experience in public accounting and public companies.

Career Highlights
• Consultant in the automotive industry since January 2018.

•

Executive Vice President of General Motors Company, a multinational company that designs, manufactures and markets vehicles worldwide, and President of GM International Operations, from August 2013 to January 2018.

• Chief Executive Officer and President of Volvo Car Corporation, a multinational vehicle manufacturer and marketer, from August 2010 to October 2012.

•

Served in several capacities at Volkswagen AG, a multinational automotive manufacturing company, between 2004 and 2010, most recently serving as Chief Executive Officer and President of Volkswagen Group of America from 2007 to 2010 and as Executive Vice President of Group Marketing and Sales at Volkswagen AG from 2004 to 2007.

• Chief Executive Officer and President of Mitsubishi Motors Europe, the European headquarters of automotive manufacturer Mitsubishi Motors, from 2001 to 2004.
• Served in a variety of finance and leadership roles at Volkswagen AG from 1985 to 2001.
• Graduate of the University of Cologne, Germany.
Skills and Qualifications

✓

More than 30 years of broad international experience in the automotive industry, including senior management positions with global automakers in Germany, Japan, the Netherlands, Sweden, Singapore and the United States.

✓ Deep insights and understanding of the macro trends and technologies rapidly transforming the automotive industry, including mobility as a service and autonomous vehicles.

✓

Extensive knowledge of customer experience and retail structures. Expansive experience in finance, sales and marketing has given him a deep understanding of the impact of both areas on profitability and successful market growth.

✓

Strong leadership skills in managing and motivating people for establishing momentum for growth and change, building high performance teams in transformative periods and recruiting and retaining senior management.

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Michael T. Kestner
Independent Director since December 2013 Lead Independent Director since July 2019 Age: 66 Current Board Committees: Audit Committee (Chair) and Risk Committee

Mary Ellen Smith
Independent Director since October 2019 Age: 60 Current Board Committees: Compensation Committee and Risk Committee

Career Highlights
• Consultant in the building products and automotive industry since December 2015.
• Chief Financial Officer of Building Materials Holding Corporation, a building products company, from August 2013 to December 2015.
• Partner in FocusCFO, LLC, a consulting firm providing part time CFO services, from April 2012 to August 2013.
• Executive Vice President, Chief Financial Officer and a director of Hilite International, Inc., an automotive supplier of powertrain parts, from October 1998 to July 2011.
• Chief Financial Officer of Sinter Metals, Inc., a supplier of powder metal precision components, from 1995 to 1998.
• Served in various capacities at Banc One Capital Partners, Wolfensohn Ventures LP and as a senior audit manager at KPMG LLP.
• Graduated from Southeast Missouri State University.
Skills and Qualifications
✓ Over 20 years as a CFO provides valuable experience and perspective as Chair of the Audit Committee.
✓ Brings experience as the former CFO of a large, United States based company which includes experience with complex capital structures and mergers and acquisitions.
✓ Extensive experience in financial analysis and financial statement preparation.
✓ Management experience in the automotive industry both domestically and internationally provides him with additional insight into financial and business matters that are important to the Company.
✓ Certified Public Accountant with experience in public accounting and public companies.

Career Highlights
• Corporate Vice President of Worldwide Business Operations of Microsoft Corporation ("Microsoft"), a technology company, since July 2013.

•

Vice President, Worldwide Operations of Microsoft from 2011 to July 2013, General Manager, Worldwide Commercial Operations of Microsoft from 2010 to 2011, and General Manager and President of Microsoft Licensing, GP from 2006 to 2010.

•

Served in several roles at Hewlett-Packard Company from 1996 to 2006, including Vice President, Volume Direct and Teleweb, Americas Region, from 2004 to 2006, and Vice President, Worldwide Customer Operations from 2002 to 2004.

• Graduate of Bowling Green State University (BS) and Wright State University (MBA). Earned certificate of completion from the Stanford Executive Program at Stanford University.
Skills and Qualifications

✓

Over 30 years of broad and extensive operational and leadership experience in the technology industry with a deep focus on global operations strategy and execution, business transformation change management, global manufacturing, supply chain and logistics.

✓

Deep expertise in digital business transformation, change management in transforming business processes from physical to digital supply chain and operations delivering highly impactful business model and cost improvements.

✓ Extensive knowledge in leading through growth and expansion by building future operating performance models for new businesses in emerging markets and more broadly, worldwide.

✓

Extensive knowledge and broad business skills supporting customer experience enhancements, compliance enhancements, oversight, risk mitigation and management. Highly skilled in finance, sales and marketing support with a deep understanding of business model operations and drivers of profitability.

✓

Significant leadership skills leading highly impactful and performing teams and managing people. A proven leader championing diversity and inclusion in corporate culture for all dimensions of diversity.

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Stephen E. Smith
Independent Director since December 2013 Age: 71 Current Board Committees: Compensation Committee (Chair) and Audit Committee
Career Highlights
• Consultant in the automotive industry since October 2012.

•

Senior Vice President, Financial Services of American Honda Finance Corporation (AHFC), a provider of financial services to automobile, motorcycle, marine and power equipment product dealers and their customers, from 1985 to October 2012 (including various other positions). Financial services included commercial lending, consumer lending and financing and vehicle service contracts. Started the consumer finance organization at AHFC.

• Served two terms as Chair of the Vehicle Finance Division for the American Financial Services Association. Member of the Financial Services Roundtable.
• Began career at Bullock's Dept. Stores, a division of Federated Department Stores. Held senior level positions in the credit card division and in store management.
• Member of the board of the directors of Carecredit Corporation, a privately-held consumer credit healthcare company, from 1996 to 2002.

•

Interim President of the California Council on Economic Education, a not-for-profit organization that provides training and educational materials to California teachers relating to economics and personal finance, from July 2013 to February 2014.

• Graduated from California State University, Northridge (BA, MBA).
Skills and Qualifications
✓ Over 25 years of extensive operational and management experience in the automotive industry with particular insight into the financing and leasing of vehicles.

✓

Significant expertise in creating, building and developing consumer and commercial finance business. Expertise in strategy development, sales and marketing, operating efficiency and performance improvement, customer satisfaction and loyalty, and talent management.

✓ Extensive experience in managing lease residual setting, vehicle remarketing, dealer inventory financing and vehicle service contracts.
✓ Considerable financial skill and expertise.

✓	The Board of Directors recommends a vote "FOR" the election of each of the foregoing nine nominees to the Board of Directors.

Proxies solicited by the Board of Directors will be voted "FOR" the election of each of the nine director nominees named in this proxy statement and on the proxy card unless stockholders specify a contrary vote.

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BOARD STRUCTURE AND CORPORATE GOVERNANCE

ROLE OF THE BOARD

The Board oversees the Company's CEO and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Company's Corporate Governance Guidelines are available on our website, www.karglobal.com, by clicking on "Investors" and then the "Governance" tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the Securities and Exchange Commission (the "SEC").

BOARD LEADERSHIP

Neither the Company's Second Amended and Restated By-Laws nor the Company's Corporate Governance Guidelines require that the Company separate the roles of Chairman of the Board and CEO, and the Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board, or if the roles must remain separate. The Board believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.

At present, the Board has chosen to combine the positions of CEO and Chairman of the Board and to appoint a Lead Independent Director. Our Board believes that having one person serve the combined role of CEO and Chairman of the Board is appropriate for the Company at this time, as it fosters clear accountability, effective decision making and alignment on corporate strategy. Given Mr. Hallett's unparalleled knowledge of the industry and the Company, the Board believes Mr. Hallett is in the best position to focus the independent directors' attention on critical business matters and to speak for and lead both the Company and the Board. In addition, the Board believes that the appointment of a Lead Independent Director helps ensure that the Company benefits from effective oversight by its independent directors. Our Lead Independent Director presides over the executive sessions of the independent directors and serves as the principal liaison between the independent directors and the Company's CEO and Chairman of the Board. Our Lead Independent Director, Mr. Kestner, has served on the Board since 2013 and as Lead Independent Director since July 2019. Mr. Kestner is a highly-engaged Lead Independent Director empowered with robust authority and responsibilities, as discussed below.

The Board has adopted a Lead Independent Director Charter, which sets forth a clear mandate with significant authority and responsibilities for the Lead Independent Director, including:

Board Meetings and Executive Sessions	• Has the authority to call meetings of the independent directors, and calls and develops the agenda for executive sessions of the independent directors.
• Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors.

Meeting Agendas, Schedules and Materials	• Reviews, in consultation with the Chairman and CEO: • agendas for Board meetings;
• meeting schedules to assure there is sufficient time for discussion of all agenda items; and
• information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information.

Board/Director Communications	• Serves as principal liaison on Board-wide issues among the independent directors and the Chairman and CEO and facilitates communication generally among directors.

Stockholder Communications	• If requested by stockholders, ensures that he or she is available, when appropriate, for consultation and direct communication.

Chairman and CEO Performance Evaluation	• Together with the Compensation Committee, conducts an annual evaluation of the Chairman and CEO, including an annual evaluation of his or her interactions with the independent directors.

Outside Advisors and Consultants

•

Recommends to the independent directors the retention of advisors and consultants who report directly to the Board, and, upon approval by the independent directors, retains such advisors and consultants.

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EXECUTIVE SESSIONS

The independent directors of the Company meet in executive session at every regularly scheduled Board meeting. The Company's Corporate Governance Guidelines state that the Chairman of the Board (if an independent director) or the Lead Independent Director (if the Chairman of the Board is not an independent director) shall preside at such executive sessions, or in such director's absence, another independent director designated by the Chairman of the Board or the Lead Independent Director, as applicable. Currently, Mr. Kestner, our Lead Independent Director, presides at the executive sessions of our independent directors.

BOARD MEETINGS AND ATTENDANCE

The Board held thirteen meetings during 2019. All of the incumbent directors attended at least 75% of the meetings of the Board and Board committees on which they served during 2019. As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of our directors attended last year's annual meeting of stockholders.

BOARD COMMITTEES

In 2019, the Board maintained four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on our website, www.karglobal.com, by clicking on "Investors" and then the "Governance" tab. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC. The following table sets forth the current membership of each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee

David DiDomenico
Carmel Galvin
James P. Hallett*
Mark E. Hill			(Chair)
J. Mark Howell				(Chair)
Stefan Jacoby
Michael T. Kestner**	(Chair)
Mary Ellen Smith
Stephen E. Smith		(Chair)

* Chief Executive Officer and Chairman of the Board
** Lead Independent Director

A description of each Board committee is set forth below.

Audit Committee

Meetings Held in 2019: 7

Primary Responsibilities: Our Audit Committee assists the Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee (i) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team and tracks management's corrective action plans where necessary; (ii) reviews our financial statements, including any significant financial items and changes in accounting policies or practices, with our senior management and independent registered public accounting firm; (iii) reviews our financial risk and control procedures, compliance programs (including our Code of Business Conduct and Ethics) and significant tax, legal and regulatory

14

matters; (iv) reviews and approves related person transactions; and (v) has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

Independence: Each member of the Audit Committee is "financially literate" under the rules of the NYSE, and each of Messrs. Howell and Kestner has been designated as an "audit committee financial expert" as that term is defined by the SEC. In addition, the Board has determined that each member of the Audit Committee meets the standards of "independence" established by the NYSE and is "independent" under the independence standards for audit committee members adopted by the SEC.

Compensation Committee

Meetings Held in 2019: 13

Primary Responsibilities: The Compensation Committee reviews and recommends policies relating to the compensation and benefits of our executive officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of equity and other awards under our equity plans.

Independence: All of the members of the Compensation Committee are independent under the NYSE rules (including the enhanced independence requirements for compensation committee members).

Nominating and Corporate Governance Committee

Meetings Held in 2019: 7

Primary Responsibilities: The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. The Nominating and Corporate Governance Committee also reviews non-employee director compensation on an annual basis and makes recommendations to the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board concerning governance matters. As required by the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee oversees an annual evaluation process of the Board and each committee of the Board, as discussed in more detail under "Board and Committee Evaluation Process" below.

Independence: All of the members of the Nominating and Corporate Governance Committee are independent under the NYSE rules.

Risk Committee

Meetings Held in 2019: 4

Primary Responsibilities: The Risk Committee assists the Board in its oversight of (i) the principal business, financial, technology, operational and regulatory risks, and other material risks and exposures of the Company and (ii) the actions, activities and initiatives of the Company to mitigate such risks and exposures. The Risk Committee also provides oversight for matters specifically relating to cyber security and other risks related to information technology systems and procedures. The Risk Committee receives regular reports from the Company's Chief Information Security Officer on, among other things, the Company's cyber risks and threats, the status of projects to strengthen the Company's information security systems, assessments of the Company's security program and the emerging threat landscape. The Risk Committee also oversees the Company's enterprise risk management ("ERM") program and has direct oversight over certain risks within the ERM framework.

Independence: All of the members of the Risk Committee are independent under the NYSE rules.

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BOARD AND COMMITTEE EVALUATION PROCESS

The Nominating and Corporate Governance Committee oversees the annual evaluation process of the Board and each of its committees. The evaluation process includes a self-evaluation by the Board, a self-evaluation by each committee of the Board, and a peer evaluation by each director of each other Board member. Once the evaluation process is complete, the Nominating and Corporate Governance Committee reports to the full Board the results, including any recommendations, which are discussed by the full Board and each committee, as applicable, and changes in practices or procedures are considered and implemented as appropriate.

The Nominating and Corporate Governance Committee periodically reviews the format of the evaluation process to ensure that actionable feedback is solicited on the operation and effectiveness of the Board, the Board committees and each Board member. The Nominating and Corporate Governance Committee also utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.

BOARD'S RISK OVERSIGHT

Management is responsible for assessing and managing risk at the Company, including communicating the most material risks to the Board and its committees. The Board has primary responsibility for risk oversight, with a focus on the most significant risks facing the Company. Oversight of the Company's risks is carried out by the Board as a whole and by each of its committees.

The Board's leadership structure, through its committees, supports its role in risk oversight. In general, the committees oversee the following risks:

  •
  Audit Committee: The Audit Committee maintains initial oversight over risks related to (i) the integrity of the Company's financial statements; (ii) internal control over financial reporting and disclosure controls and procedures (including the performance of the Company's internal audit function); (iii) the performance of the independent registered public accounting firm; and (iv) ethics and related issues arising from the Company's whistleblower hotline.

  •
  Compensation Committee: The Compensation Committee maintains oversight over risks related to the Company's compensation programs and practices.

  •
  Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee monitors potential risks relating to the effectiveness of the Board, notably director succession, composition of the Board and the principal policies that guide the Company's governance.

  •
  Risk Committee: The Risk Committee maintains oversight over the Company's enterprise-level risks, including with respect to cyber security and information technology systems and procedures as noted above. The Risk Committee provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to another committee of the Board. Even when the oversight of a specific area of risk has been delegated to another committee, the Risk Committee may maintain oversight over such risks through the receipt of reports from the committee chairs.

The Board maintains oversight over such risks through the receipt of reports from the committee chairs at each regularly scheduled Board meeting.

As part of the risk management process, an annual risk assessment is conducted by management to identify and prioritize the most significant enterprise risks to the Company. This risk assessment is reviewed with the Risk Committee and helps guide the focus and selection of risks that are brought to the Risk Committee for review or covered by the full Board or its other committees. The reviews by the Risk Committee and other committees occur principally through the receipt of reports from management and third parties on applicable areas of risk, and discussions with management and third parties regarding risk assessment and risk management.

16

At its regularly scheduled meetings, the Board generally receives a number of reports which include information relating to risks faced by the Company. The Company's Chief Financial Officer provides a report on the Company's results of operations, its liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company's debt covenants and credit rating, if any. The Company's General Counsel provides a privileged report which provides information regarding the status of the Company's material litigation and related matters, if any, including environmental updates and the Company's continuing compliance with applicable laws and regulations. Further, the president of each primary business unit provides information relating to strategic, operational and competitive risks. At each regularly scheduled Board meeting, the Board also receives reports from the Chairman of the Risk Committee as well as other committee chairs, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board. As noted above, in addition to these regular reports, the Risk Committee receives reports on specific areas of risk, such as regulatory, cyclical or other risks, and reports to the Board on these matters.

17

CORPORATE GOVERNANCE DOCUMENTS

The Board has adopted the following corporate governance documents:

Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company's employees, officers and directors, including those officers responsible for financial reporting.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company's principal executive officer, principal financial and accounting officer and such other persons who are designated by the Board.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board and its committees.
Committee Charters	Apply to the following Board committees, as applicable: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee.
Lead Independent Director Charter	Sets forth a clear mandate and significant authority and responsibilities for the Lead Independent Director.

We expect that any amendment to or waiver of the codes of ethics that apply to executive officers or directors will be disclosed on the Company's website. The foregoing documents are available on our website, www.karglobal.com, by clicking on "Investors" and then the "Governance" tab and in print to any stockholder who requests them. Requests should be made to KAR Auction Services, Inc., Investor Relations, 11299 North Illinois Street, Carmel, Indiana 46032.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2019, each of Messrs. Bourell, Jacoby, Kestner, Larson, Smith and Mmes. Ecton, Jolliffe and Smith served as members of the Compensation Committee. None of our executive officers serve, or in fiscal year 2019 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the individuals serving as members of the Compensation Committee during fiscal year 2019 are now or were previously an officer or employee of the Company or its subsidiaries.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Any stockholder or other interested parties desiring to communicate with the Board, the Chairman of the Board, a committee of the Board or any of the independent directors individually or as a group regarding the Company may directly contact such directors by delivering such correspondence to the Company's General Counsel at KAR Auction Services, Inc., 11299 North Illinois Street, Carmel, Indiana 46032. Our General Counsel reviews all such correspondence and forwards to the applicable director(s) copies of all such applicable correspondence.

The Audit Committee has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other relevant matters.

18

DIRECTOR COMPENSATION

We use a combination of cash and stock based incentive compensation to attract and retain independent, qualified candidates to serve on the Board. The Board makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews director compensation annually, assisted periodically by an independent compensation consultant (most recently by ClearBridge Compensation Group LLC ("ClearBridge") in October 2018).

In setting director compensation, we consider various factors including market comparison studies and trends (such as ClearBridge's review in October 2018), the responsibilities of directors generally, including committee chairs, and the significant amount of time that directors expend in fulfilling their duties. In establishing the non-employee director compensation recommendations, the Nominating and Corporate Governance Committee utilized a balance of cash and equity, with the majority of the compensation delivered through equity grants. Directors who also serve as employees of the Company do not receive payment for service as directors.

Based in part on ClearBridge's October 2018 review of our director compensation program and those of the Company's then-current proxy comparator group (which is also used in executive compensation benchmarking), in October 2018 the Nominating and Corporate Governance Committee recommended, and the Board approved, certain changes to our director compensation program effective in 2019. Based on its most recent review, the Nominating and Corporate Governance Committee recommended, and the Board agreed, that no additional changes should be made to director compensation for 2020. There have been no increases in compensation paid to our directors since those approved in October 2018.

On March 26, 2020, the Company announced that in connection with the ongoing COVID-19 pandemic, each of our non-employee directors voluntarily elected to forgo one-fourth of his or her annual cash retainer and applicable chair, membership and lead independent director fees, which was each to be paid at the end of the second quarter 2020.

CASH AND STOCK RETAINERS

Non-employee directors who served for the entirety of 2019 received:

Components of Director Compensation Program For 2019 Service	Annual Amount	Form of Payment(1)

Annual Cash Retainer(2)	$85,000	Cash
Annual Stock Retainer(3)	$130,000	Restricted Stock
Lead Independent Director Fee	$30,000	Cash
Audit Committee Chair Fee	$25,000	Cash
Compensation Committee Chair Fee	$20,000	Cash
Nominating and Corporate Governance and Risk Committee Chair Fee	$10,000	Cash
Audit Committee Membership Fee	$7,500	Cash

(1)
May elect to receive annual cash retainer in shares of our common stock.

(2)
One-fourth of the annual cash retainer is paid at the end of each quarter, provided that the director served as a director in such fiscal quarter.

(3)
Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. The annual restricted stock grant vests after one year (i.e., on the anniversary of the annual meeting), and is subject to forfeiture until vested. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

Annual cash and stock retainers and any applicable fees described above are prorated for non-employee directors who begin such service on a date other than the date of the Company's annual meeting of stockholders. Directors do not receive fees for attending Board or committee meetings. All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board meetings, committee meetings and director education events.

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DIRECTOR DEFERRED COMPENSATION PLAN

Our Board adopted the KAR Auction Services, Inc. Directors Deferred Compensation Plan (the "Director Deferred Compensation Plan") in December 2009. Pursuant to the terms of the Director Deferred Compensation Plan, each non-employee director may elect to defer the receipt of his or her cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest as described in the Director Deferred Compensation Plan. Amounts under the Director Deferred Compensation Plan may also be invested in the same investment choices as are available under our 401(k) plan. Non-employee directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account that tracks shares of our common stock. The Director Deferred Compensation Plan provides that the amount of cash in a director's deferred cash account, plus the number of shares of our common stock equal to the number of shares in the director's deferred share account, will be delivered to a director in installments over a specified period or within 60 days following the date of the director's departure from the Board, with cash being paid in lieu of any fractional shares.

DIRECTOR STOCK OWNERSHIP AND HOLDING GUIDELINES

The Company's non-employee directors are subject to the Company's director stock ownership and holding guidelines. The stock holding guideline requires each non-employee director to hold any shares of the Company's common stock granted by the Company for at least three years post-vesting while serving as a director, subject to certain exceptions approved by the Nominating and Corporate Governance Committee.

The Company's stock ownership guideline requires each non-employee director to own a minimum of five times his or her annual cash retainer amount in shares of Company stock. All non-employee directors with more than one year of service are in compliance with this stock ownership guideline, except for Messrs. Howell and Smith due to the decrease in our stock price following the IAA Spin-Off.

DIRECTOR COMPENSATION PAID IN 2019

The following table provides information regarding the fiscal 2019 compensation paid to our non-employee directors:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Todd F. Bourell(3)	$36,429	—	$36,429
David DiDomenico(4)	$19,425	$82,539	$101,964
Donna R. Ecton(3)	$56,250	$130,031	$186,281
Mark E. Hill	$95,000	$130,031	$225,031
J. Mark Howell	$102,500	$130,031	$232,531
Stefan Jacoby	$48,805	$130,031	$178,836
Lynn Jolliffe(3)	$42,500	$130,031	$172,531
Michael T. Kestner	$125,000	$130,031	$255,031
John P. Larson(3)	$57,500	$130,031	$187,531
Mary Ellen Smith(4)	$17,850	$82,539	$100,389
Stephen E. Smith	$101,000	$130,031	$231,031

(1)
The amounts represent the $85,000 annual cash retainer paid to each non-employee director, plus an additional $30,000 paid to the Lead Independent Director, an additional $25,000 paid to the Chairman of the Audit Committee, an additional $20,000 paid to the Chairman of the Compensation Committee, an additional $10,000 paid to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Risk Committee, and an additional $7,500 paid to members of the Audit Committee (other than the Chairman).

(2)
The amounts represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), of shares of restricted stock awarded

20

  to each non-employee director as an annual stock retainer. Each non-employee director who was serving as a director after June 4, 2019, the date of our 2019 annual meeting, received 2,230 shares of restricted stock as an annual stock retainer in June 2019. Mr. DiDomenico and Ms. Smith each received a prorated annual stock retainer grant of 3,839 shares on November 8, 2019. Pursuant to the Director Deferred Compensation Plan, Messrs. Bourell, DiDomenico, Hill, Howell, Jacoby, Kestner, Larson and Smith and Ms. Ecton and Ms. Jolliffe each elected to receive 100% of his or her annual stock retainer in a deferred share account. Ms. Ecton's stock award was subsequently forfeited upon her resignation from the Board on July 1, 2019. Please see "Outstanding Director Restricted Stock Awards" below for the aggregate number of stock awards outstanding at fiscal year-end for each non-employee director.

(3)
Mr. Bourell served as a director until June 4, 2019, the date of our 2019 annual meeting. Mr. Larson and Ms. Jolliffe served as directors until June 27, 2019, and thereafter became directors of IAA in connection with the IAA Spin-Off. Ms. Ecton served as a director until July 1, 2019, and subsequently forfeited her unvested annual stock retainer granted in June 2019.

(4)
Mr. DiDomenico and Ms. Smith joined the Board on October 16, 2019 and received a prorated annual cash retainer and a prorated annual stock retainer.

Mr. Hallett was not entitled to receive any fees or other compensation for serving as a member of our Board in 2019 because he was employed by the Company. Ms. Galvin was not a member of the Board in 2019.

OUTSTANDING DIRECTOR RESTRICTED STOCK AWARDS

The following table sets forth information regarding the number of unvested or deferred shares of our common stock held by each non-employee director as of December 31, 2019:

Name	Unvested Shares and Dividend Equivalents(1)	Deferred Phantom Shares and Dividend Equivalents(2)
Todd F. Bourell(3)	—	—
David DiDomenico	3,839	—
Donna R. Ecton(3)	—	11,009
Carmel Galvin	—	—
Mark E. Hill	5,901	39,219
J. Mark Howell	2,247	12,680
Stefan Jacoby	2,247	—
Lynn Jolliffe(3)	2,247	6,612
Michael T. Kestner	4,286	26,833
John P. Larson(3)	2,247	11,018
Mary Ellen Smith	3,839	—
Stephen E. Smith	2,247	8,660

(1)
This number represents unvested shares of restricted stock and, for those directors who deferred, unvested phantom stock and dividend equivalents. Directors also received shares of restricted stock or phantom stock in IAA in connection with the IAA Spin-Off. For 90 days following the IAA Spin-Off, continuing KAR directors who had a deferred stock account pursuant to the Director Deferred Compensation Plan were provided a one-time election to convert their shares of phantom stock in IAA into (i) shares of phantom stock in KAR, (ii) deferred cash, or (iii) a combination of phantom stock in KAR and deferred cash. Messrs. Hill, Howell, Jacoby, Kestner and Smith each elected to convert out of shares of phantom stock in IAA: Mr. Hill elected to receive shares of phantom stock in KAR, Mr. Kestner elected to receive shares of phantom stock in KAR and deferred cash, and the remaining directors elected to receive deferred cash.

(2)
This number represents vested phantom stock and dividend equivalents which are deferred in each director's account pursuant to the Director Deferred Compensation Plan. These shares will be settled for shares of our common stock on a one-for-one basis.

(3)
Mr. Bourell served as a director until June 4, 2019, the date of our 2019 annual meeting. Mr. Larson and Ms. Jolliffe served as directors until June 27, 2019, and thereafter became directors of IAA in connection with the IAA Spin-Off. The unvested awards held by Mr. Larson and Ms. Jolliffe vest based on his or her continued service with IAA. Ms. Ecton served as a director until July 1, 2019.

21

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 9, 2020 of: (1) each person or entity who beneficially owns more than 5% of any class of the Company's voting securities of which 129,167,854 shares of common stock were outstanding as of April 9, 2020; (2) each of our directors, director nominees and named executive officers; and (3) all of our directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially ownled, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 129,167,854 shares of our common stock outstanding as of April 9, 2020, rather than the percentages set forth in any stockholder's Schedule 13D or Schedule 13G filing. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o KAR Auction Services, Inc., 11299 North Illinois Street, Carmel, Indiana 46032.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
BlackRock, Inc.(3)	15,779,735	12.22%
The Vanguard Group(4)	14,861,985	11.51%
Wellington Management Group LLP(5)	9,356,074	7.24%
First Manhattan Co.(6)	6,796,427	5.26%
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES
David DiDomenico	13,948	*
Carmel Galvin	2,030	*
Donald S. Gottwald	56,672	*
James P. Hallett(7)	627,347	*
John C. Hammer	6,943	*
Mark E. Hill(8)	95,413	*
J. Mark Howell	15,356	*
Stefan Jacoby	2,312	*
Peter J. Kelly(7)	198,715	*
Michael T. Kestner	37,933	*
Eric M. Loughmiller(7)	340,784	*
Rebecca C. Polak	100,500	*
Mary Ellen Smith	3,839	*
Stephen E. Smith	18,909	*
Executive officers, directors and director nominees as a group (19 persons)(9)	1,688,334	1.31%

* Less than one percent

(1)
The number of shares includes shares of our common stock subject to vesting requirements and options exercisable within 60 days of April 9, 2020.

(2)
Shares subject to options exercisable within 60 days of April 9, 2020 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3)
Based solely on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2020. According to this Schedule 13G, BlackRock, Inc. has sole voting power with respect to 14,823,322 shares, sole dispositive power with respect to 15,779,735 shares, and no shared voting or dispositive power. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

22

(4)
Based solely on information disclosed in a Schedule 13G/A filed by The Vanguard Group on February 12, 2020. According to this Schedule 13G/A, The Vanguard Group has sole voting power with respect to 75,136 shares, sole dispositive power with respect to 14,783,023 shares, shared voting power with respect to 23,915 shares and shared dispositive power with respect to 78,962 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
Based solely on information disclosed in a Schedule 13G filed by Wellington Management Group LLP on January 28, 2020. According to this Schedule 13G, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP have shared voting power with respect to 8,224,889 shares, shared dispositive power with respect to 9,356,074 shares, and no sole voting or dispositive power. The address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is 280 Congress Street, Boston, MA 02210.

(6)
Based solely on information disclosed in a Schedule 13G filed by First Manhattan Co. on February 4, 2020. According to this Schedule 13G, First Manhattan Co. has sole voting power with respect to 43,175 shares, sole dispositive power with respect to 43,175 shares, shared voting power with respect to 6,658,762 shares and shared dispositive power with respect to 6,753,252 shares. The address of First Manhattan Co. is 399 Park Avenue, New York, NY 10022.

(7)
Includes the following shares of our common stock issuable pursuant to options that are exercisable within 60 days of April 9, 2020: Mr. Hallett, 194,404; Mr. Loughmiller, 97,204; and Mr. Kelly, 170,000.

(8)
Includes 800 shares held in a family member's brokerage account, over which Mr. Hill holds a power of attorney. Mr. Hill disclaims beneficial ownership of these shares.

(9)
Includes an aggregate of 461,608 shares of our common stock issuable pursuant to options that are exercisable within 60 days of April 9, 2020.

23

PROPOSAL

In accordance with Section 14A of the Exchange Act and related SEC rules, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the "Compensation Discussion and Analysis" section beginning on page 25 and the compensation tables that follow such section. The Company seeks this non-binding advisory vote from its stockholders annually, pursuant to the results of the stockholders' vote at the Company's 2017 annual meeting of stockholders selecting such frequency.

Our executive compensation program includes certain "best practices" in governance and executive compensation, including the following:

  •
  Stockholder alignment: We have demonstrated a trend of alignment between our TSR performance and the compensation of our CEO.

  •
  Independent Compensation Committee: All of the members of our Compensation Committee are independent under NYSE rules.

  •
  Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to review our executive compensation program and practices.

  •
  Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based with 75% of our equity awards in the form of PRSUs.

  •
  Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.

  •
  Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of an executive officer's incentive compensation in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.

  •
  Moderate change in control benefits: Change in control severance benefits are two times base salary and target bonus for our executive officers.

  •
  Double-trigger vesting provisions in equity award agreements: Our equity awards permit accelerated vesting of assumed or replaced equity awards upon a change in control of the Company only if an executive experiences a qualifying termination of employment in connection with or following such change in control.

  •
  Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary.

In deciding how to vote on this proposal, the Board encourages you to read the "Compensation Discussion and Analysis" section and the compensation tables that follow. Because this vote is advisory, it will not be binding upon the Board; however, the Board and the Compensation Committee value our stockholders' opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

The affirmative vote of the holders of a majority of the shares present and entitled to vote at the 2020 annual meeting is required to approve this proposal.

✓	The Board of Directors recommends that you vote "FOR" the advisory vote to approve executive compensation.

Proxies solicited by the Board of Directors will be voted "FOR" the advisory vote to approve executive compensation unless stockholders specify a contrary vote.

24

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded and paid to the named executive officers.

Named Executive Officers

Our named executive officers for the last completed fiscal year were (i) our chief executive officer; (ii) our chief financial officer; (iii) each of the three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year; and (iv) an additional individual who served as an executive officer during a portion of the last completed fiscal year but who was not serving as an executive officer at the end of the last completed fiscal year. Our named executive officers are:

Name	Title

James P. ("Jim") Hallett	Chief Executive Officer and Chairman of the Board
Eric M. ("Eric") Loughmiller	Executive Vice President and Chief Financial Officer
Peter J. ("Peter") Kelly	President
John C. ("John") Hammer*	Chief Commercial Officer for KAR and President of ADESA
Donald S. ("Don") Gottwald**	Former Chief Strategy Officer and President of Digital, Data and Mobility Solutions
Rebecca C. ("Becca") Polak***	Former Chief Legal Officer and Secretary for KAR and President of TradeRev
  *
  Effective March 8, 2020, Mr. Hammer began serving as the Company's Chief Commercial Officer in addition to serving as President of ADESA.

  **
  Mr. Gottwald resigned from the Company, effective April 3, 2020.

  ***
  Ms. Polak resigned from the Company, effective October 8, 2019. "TradeRev" is the assumed name for Nth Gen Software Inc.

This Compensation Discussion and Analysis is organized into six sections:

Executive Summary (pages 27-28)
Compensation Philosophy and Objectives (page 29)
The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation (pages 29–30)
Elements Used to Achieve Compensation Philosophy and Objectives (pages 31–39)
Compensation Policies and Other Information (pages 40–41)
Results of Say on Pay Votes at 2019 Annual Meeting (page 41)

2019 Executive Compensation Highlights

  •
  Payouts based on Adjusted EBITDA performance in 2019 under our Annual Incentive Program (as subsequently defined) were at 50% of the target award amount for the named executive officers whose payout is based on the performance of KAR and 82%, 66% and 23% of the target award amount for the remaining three named executive officers whose payout is based on the performance of both KAR and Digital, Data & Mobility Solutions (for Mr. Gottwald), ADESA (for Mr. Hammer) and TradeRev (for Ms. Polak).

  •
  We continued our heavy focus on performance-based equity awards with 75% of our 2019 equity awards in the form of PRSUs which KAR PRSUs, following adjustments upon the IAA Spin-Off, achieved 71.1% of target based on KAR's Operating Adjusted Net Income Per Share performance in 2019.

These compensation highlights are discussed in more detail below.

25

IAA Spin-Off

As noted above, on June 28, 2019, we completed the IAA Spin-Off, resulting in KAR and IAA being two independent, publicly-traded companies. In connection with the IAA Spin-Off, KAR stockholders received one share of IAA stock for every one share of KAR stock held as of June 18, 2019.

All equity awards outstanding as of June 28, 2019 were adjusted as a result of the IAA Spin-Off to preserve the economic value of the awards in accordance with the Employee Matters Agreement, dated June 27, 2019, between KAR and IAA. The adjusted KAR awards and adjusted IAA awards are generally subject to the same terms and conditions, and will continue to vest on the same schedule, except as noted below. For purposes of award vesting, continued employment with KAR is treated as continued employment for both KAR and IAA awards. The following summarizes the adjustments to each type of award:

•
RSUs: Holders of outstanding KAR RSUs retained such KAR RSUs and also received an RSU relating to IAA common stock in respect of each KAR RSU held.

•
PRSUs Granted in 2017 and 2018: KAR 2017 and 2018 PRSUs were converted into time-based RSUs relating to KAR common stock at the target performance level, and each holder retained such KAR RSUs and received a corresponding RSU relating to IAA common stock for each KAR RSU held.

•
PRSUs Granted in 2019: Holders of KAR 2019 PRSUs retained such PRSUs and received a PRSU relating to IAA common stock in respect of each KAR PRSU held. The PRSUs were subject to adjusted performance criteria for the period from January 1, 2019, through December 31, 2019, which performance criteria was determined by the KAR and IAA compensation committees following the IAA Spin-Off. For both the KAR PRSUs and the IAA PRSUs, the performance-based vesting criteria applied to the 2019 performance year only, with only time-based vesting being applicable through the third anniversary of the applicable grant date for KAR PRSUs and through December 31, 2021 for IAA PRSUs.

•
Stock Options: Each KAR stock option was converted into two separate options, an adjusted option to purchase KAR common stock and an option to purchase IAA common stock, with the number and exercise prices of both options adjusted to maintain economic value. A conversion formula based on the pre-spin closing price of KAR and IAA was used to determine the exercise prices of the adjusted options.

26

EXECUTIVE SUMMARY

For the year ended December 31, 2019, the Company again achieved solid financial results. Specific highlights for fiscal 2019 included:

On June 28, 2019, we successfully completed the IAA Spin-Off.

Operating revenue was up 14% to approximately $2.8 billion (up 7% excluding purchased vehicle sales).

Total vehicles sold rose approximately 9% to approximately 3.8 million units.

Gross profit increased approximately 4% to $1.2 billion.

Through share buybacks and dividends, in 2019 we returned
approximately $284 million to stockholders and invested
approximately $282 million in our business through
capital expenditures and strategic acquisitions.

We achieved net income from continuing operations of $92.4 million.

Adjusted EBITDA* rose 1%
to $510.0 million.

* Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income from continuing operations, in our Annual Report on Form 10-K for the year ended December 31, 2019 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

27

Our Executive Compensation Practices are Aligned with Stockholders' Interests

We maintain a compensation program structured to achieve a close connection between executive pay and Company performance. We believe that this strong pay for performance orientation has served us well in recent years.

WHAT WE DO

✓
Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based with 75% of our equity awards in the form of PRSUs.

✓
Independent Compensation Committee: All of the members of our Compensation Committee are independent under NYSE rules.

✓
Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.

✓
Stockholder alignment: We have demonstrated a trend of alignment between our TSR performance and the compensation of our CEO, as shown in the chart below.

Fiscal Year	2014 YE	2015	2016	2017	2018	2019

CEO Pay ($000)		$4,824	$5,078	$5,812	$6,138	$5,529

Indexed TSR*	100	110	130	159	154	192

*
TSR assumes an investment of $100, dividend reinvestment and takes into account the value of IAA common shares distributed in the IAA Spin-Off.
✓
Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.

✓
Clawback policy: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer's intentional misconduct.

✓
Moderate change in control benefits: Change in control severance benefits are two times base salary and target bonus for executive officers.

✓
"Double-trigger" equity vesting: Accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.

✓
Robust equity ownership requirements: The stock ownership guideline for our CEO is five times his annual base salary, and three times annual base salary for the other named executive officers. Executive officers are required to hold 60% of vested shares, net of taxes, until stock ownership guidelines are met.

✓
Annual compensation risk assessment: Each year we perform an assessment of any risks that could result from our compensation programs and practices.

WHAT WE DON'T DO

✗
Pay dividends on unvested equity awards: Dividend equivalents and cash are accrued on PRSUs and RSUs, respectively, but are only paid out if and to the extent the underlying PRSUs and RSUs vest.

✗
Provide excessive perquisites: We provide a limited number of perquisites that are designed to support a competitive total compensation package.

✗
Guarantee incentive compensation: Our annual incentive program and our PRSU equity awards are entirely performance-based and our executive officers are not guaranteed any minimum levels of payment.
✗
Allow hedging or pledging of the Company's securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.

✗
Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.

✗
Provide pension benefits or supplemental retirement plans: We do not maintain a defined benefit pension or supplemental retirement plans for our executive officers.

28

COMPENSATION PHILOSOPHY AND OBJECTIVES

We design and administer our executive pay programs to help ensure the compensation of our named executive officers is (i) closely aligned with our performance on both a short-term and long-term basis; (ii) linked to specific, measurable results intended to create value for stockholders; and (iii) competitive in attracting and retaining key executive talent into the vehicle remarketing and auto finance industry. Each of the compensation programs that we have developed and implemented is intended to satisfy one or more of the following specific objectives:

  •
  align the interests of our executive officers with the interests of our stockholders so that our executive officers manage from the perspective of owners with an equity stake in the Company;

  •
  motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

  •
  support a one-company culture and encourage synergies among all business units by aligning rewards with long-term, overall Company performance and stockholder value;

  •
  provide a significant percentage of total compensation through variable pay based on pre-established, measurable goals and objectives;

  •
  provide competitive upside opportunity without encouraging excessive risk-taking;

  •
  enhance our ability to attract and retain skilled and experienced executive officers; and

  •
  provide rewards commensurate with performance and with competitive market practices.

While the Company does not target any specific percentile positioning versus the market, the market median is used as a reference point but is not the sole determinant when making compensation decisions. Compensation decisions are made considering a number of factors including experience, tenure, sustained performance, specific requirements of roles relative to the market and individual and Company performance.

THE ROLE OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

Role of the Compensation Committee. The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis.

Compensation Committee's Use of Market and Survey Data. Although the Company is comprised of a unique mix of businesses and lacks directly comparable public companies, the Compensation Committee understands that most companies consider pay levels at comparably-sized, peer companies when setting named executive officer compensation levels. With assistance from its independent compensation consultant, ClearBridge, the Compensation Committee has developed a meaningful comparator group for the Company.

In order to confirm competitiveness of compensation, the Compensation Committee uses a combination of proxy compensation data of a "proxy comparator group" and survey data (from the Aon Hewitt and Mercer general industry and service industry surveys) in setting and adjusting compensation levels. In light of the lack of directly comparable companies for the Company's business, as noted above, companies in the proxy comparator group were selected based on (i) a focus on service-oriented industries; (ii) similarly-sized revenue and market capitalization levels; (iii) comparable growth, profitability and/or market valuation profiles; and (iv) companies with which the Company competes for executive talent. Where possible, the Compensation Committee included companies that are in related or similar industries to the Company.

29

The proxy comparator group used from 2017 until July 2019 consisted of the following 17 companies:

2019 Proxy Comparator Group
Allison Transmission Holdings, Inc. Cintas Corporation Copart, Inc. CDK Global, Inc. eBay Inc. Equifax Inc.	GATX Corporation LKQ Corporation MSC Industrial Direct Co. Inc. Old Dominion Freight Line Inc. Pitney Bowes Inc. Sotheby's	Stericycle, Inc.
Total System Services, Inc.
Werner Enterprises, Inc.
Westinghouse Air Brake Technologies Corporation
Worldpay, Inc. (formerly Vantiv, Inc. and acquired
by Fidelity National Information Services, Inc. on
July 31, 2019)

The Compensation Committee viewed the proxy comparator group and market data as an important guide, but not as the sole determinant in making its decisions regarding 2019 compensation levels. The Compensation Committee also considered experience, tenure, sustained performance, specific requirements of roles relative to market and individual and Company performance.

In July 2019, the Compensation Committee reviewed the proxy comparator group following the IAA Spin-Off and, based on the recommendation of ClearBridge, approved a revised proxy comparator group consisting of the following 16 companies to be used in making 2020 compensation decisions:

Revised 2020 Proxy Comparator Group
Allison Transmission Holdings, Inc. Copart, Inc CDK Global, Inc. Equifax Inc. GATX Corporation LKQ Corporation	MSC Industrial Direct Co. Inc. Old Dominion Freight Line Inc. Pitney Bowes Inc. Richie Bros. Auctioneers Incorporated Sotheby's	Stericycle, Inc.
Total System Services, Inc.
Werner Enterprises, Inc.
Westinghouse Air Brake Technologies Corporation
Worldpay, Inc. (acquired by Fidelity National
Information Services, Inc. on July 31, 2019)

Companies in the revised 2020 proxy comparator group were selected based on the same criteria as the 2019 proxy comparator group, adjusted to the Company's revenue and market capitalization levels following the IAA Spin-Off. In light of the Company's profile following the IAA Spin-Off, Richie Bros. Auctionneers Incorporated was added as a comparator company and eBay Inc. and Cintas Corporation were removed as comparator companies.

Role of the Independent Compensation Consultant. The Compensation Committee used ClearBridge as its independent compensation consultant in 2019. ClearBridge provided the Compensation Committee advice and guidance with respect to (i) the assessment of the Company's executive compensation programs and practices; (ii) the evaluation of long-term incentive compensation practices and annual and long term incentive plan design; (iii) the selection of a proxy comparator group; and (iv) the competitiveness of the executive officers' elements of compensation. Prior to the IAA Spin-Off, ClearBridge also provided advice and guidance regarding adjustments to outstanding cash and equity incentive awards related to the IAA Spin-Off and recommendations with respect to the design of IAA's compensation plans and programs. ClearBridge regularly attends Compensation Committee meetings and attends executive sessions as requested by the Chairman of the Compensation Committee. The Compensation Committee has reviewed the independence of ClearBridge in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the work of ClearBridge for the Compensation Committee does not raise any conflict of interest. All work performed by ClearBridge is and was subject to review and approval of the Compensation Committee.

Role of the Executive Officers. Mr. Hallett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Hallett assists the Compensation Committee by making recommendations regarding compensation actions for the executive officers other than himself. Mr. Hallett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

30

ELEMENTS USED TO ACHIEVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Elements of 2019 Executive Compensation Program Design

The following table lists the elements of compensation for our 2019 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance and business unit strategies that correlate to stockholder value and align with our strategic vision. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of our proxy comparator group.

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2019 Decisions

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward the named executive officers for their past performance and facilitate the attraction and retention of a skilled and experienced executive management team.	Company performance, individual performance, experience, job scope, tenure, review of competitive pay practices and base salary as a percentage of total compensation.	Three named executive officers received a salary adjustment in 2019. See pages 32–33.

Annual cash incentive awards	Variable compensation component payable in cash based on performance against annually established targets.

No payouts if a threshold level of performance is not achieved; payouts are capped at a maximum level of performance.

Motivate and reward the successful achievement of pre-determined financial objectives at the Company.	Award opportunities are based on individual performance, experience, job scope and review of competitive pay practices.

Actual award payouts were based on achievement of 2019 Adjusted EBITDA (and for Ms. Polak, an additional TradeRev operational goal as described on page 35).

KAR's performance resulted in 50% of the target award for three named executive officers of KAR; Digital, Data & Mobility Solutions', ADESA's and TradeRev's respective performance resulted in 82%, 66% and 23% of the target award for the remaining three named executives officers, respectively, based on Adjusted EBITDA performance in 2019.

Variable	Performance-based restricted stock units (PRSUs)	PRSUs vest at the end of a three-year performance period. However, in connection with the IAA Spin-Off, the KAR 2019 PRSU awards were adjusted to a one-year performance period (January 1, 2019 to December 31, 2019), and will be subject only to time-based vesting through the third anniversary of grant.

No PRSUs earned if a threshold level of performance is not achieved; PRSUs are capped at a maximum level of performance.

Motivate and reward executives for performance on key long-term measures. Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Award opportunities are based on individual's ability to impact future results, job scope, individual performance and review of competitive pay practices.

KAR 2019 PRSU awards earned based on 2019 Operating Adjusted Net Income Per Share performance through December 31, 2019, but remain subject to time-based vesting through the third anniversary of grant.

PRSU awards made up 75% of the value of the aggregate long term incentives granted to the named executive officers in 2019.

The Compensation Committee granted PRSUs to all of the named executive officers in 2019. See page 36.

Restricted stock units (RSUs)	RSUs vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer's continued employment with the Company.	Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Awards based on individual's ability to impact future results, job scope, individual performance and review of competitive pay practices.

RSU awards made up 25% of the value of the aggregate long-term incentives granted to the named executive officers in 2019.

The Compensation Committee granted RSUs to all of the named executive officers in 2019. See page 36.

31

Compensation Structure and Goal Setting

Our executive compensation program is designed to deliver compensation in accordance with corporate and business unit performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. The mix of target direct compensation awarded in 2019 for our CEO and the average of our other named executive officers is shown in the charts below. Approximately 84% of our CEO's total compensation, and approximately 74% of the average total compensation of our other named executive officers, is at-risk, consisting of PRSUs, restricted stock units ("RSUs") and other performance-based incentives.

CEO Compensation	Other Named Executive Officer Average Compensation

Base Salary

General. Annual salary levels for our named executive officers are based upon various factors, including the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers, Company performance, individual performance, experience, job scope and tenure. In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. A description of how these factors were applied in 2019 is described below.

Base Salaries for 2019. In late 2018 and the first quarter of 2019, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2019. After considering multiple factors as noted above, the Compensation Committee approved a decrease in base salary for Mr. Gottwald and an increase in base salary for Messrs. Hammer and Kelly. The Compensation Committee did not approve a base salary adjustment for Messrs. Hallett and Loughmiller and Ms. Polak because the Compensation Committee determined that their base salaries were already set at a competitive level.

32

The following base salaries were in effect for 2019:

Name	Base Salary	Increase %	Effective Date
Jim Hallett	$975,000	0%	N/A
Eric Loughmiller	$550,000	0%	N/A
Peter Kelly	$600,000	30%	January 7, 2019
John Hammer	$525,000	5%	March 1, 2019
Don Gottwald	$500,000	(14%)	January 28, 2019
Becca Polak	$515,000	0%	N/A

The base salary increase effective January 7, 2019 for Mr. Kelly was based on his new role as President of the Company and the base salary adjustment effective January 28, 2019 for Mr. Gottwald was to reflect his new role as Chief Strategy Officer and President of Digital, Data and Mobility Solutions. The base salary increase effective March 1, 2019 for Mr. Hammer was a market adjustment and to support engagement during a transformative period at ADESA.

Base Salaries for 2020. In late 2019 and the first quarter of 2020, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2020. After considering multiple factors as noted above, the Compensation Committee approved the following base salaries for 2020:

Name	Base Salary	Increase %	Effective Date
Jim Hallett	$975,000	0%	N/A
Eric Loughmiller	$550,000	0%	N/A
Peter Kelly	$600,000	0%	N/A
John Hammer	$546,000	4%	January 1, 2020
Don Gottwald	$500,000	0%	N/A
Becca Polak	N/A	N/A	N/A

The Compensation Committee did not approve a 2020 base salary adjustment for Messrs. Hallett, Loughmiller, Kelly or Gottwald because the Compensation Committee determined that their base salaries were already set at competitive levels. The base salary increase for Mr. Hammer was based on a variety of factors, including market positioning, individual performance and the criticality of his role. Ms. Polak was not employed in 2020. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of our proxy comparator group.

On March 26, 2020, the Company announced that in connection with the ongoing COVID-19 pandemic, the Company's executive officers have voluntarily elected to reduce or forgo their respective base salaries effective April 5, 2020 through at least June 27, 2020, with Messrs. Hallett, Loughmiller and Kelly each voluntarily electing to forgo 100% of his base salary and Mr. Hammer voluntarily electing to reduce his base salary 50% during this period.

Annual Cash Incentive Program

General. Named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity.

The KAR Auction Services, Inc. Annual Incentive Program. Under the KAR Auction Services, Inc. Annual Incentive Program (the "Annual Incentive Program"), which is part of the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan, as amended (the "Omnibus Plan"), the grant of cash-based awards to eligible participants is contingent upon the achievement of certain pre-established corporate performance goals as determined by the Compensation Committee. As described below, Adjusted EBITDA performance goals were utilized for 2019, with Ms. Polak's award subject to an additional TradeRev operational goal.

    Use of 2019 Adjusted EBITDA

In 2019, the Compensation Committee used "2019 Adjusted EBITDA" for KAR, and, with respect to certain named executive officers, for Digital, Data & Mobility Solutions, ADESA and TradeRev, as the relevant metric for determining awards under the Annual Incentive Program.

"Adjusted EBITDA" is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude, among other things:

  •
  gains and losses from asset sales;

  •
  unrealized foreign currency translation gains and losses in respect of indebtedness;

33

  •
  certain non-recurring gains and losses;

  •
  stock based compensation expense;

  •
  certain other non-cash amounts included in the determination of net income;

  •
  charges and revenue reductions resulting from purchase accounting;

  •
  minority interest;

  •
  consulting expenses incurred for cost reduction, operating restructuring and business improvement efforts;

  •
  expenses realized upon the termination of employees and the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts;

  •
  expenses incurred in connection with permitted acquisitions;

  •
  any impairment charges or write-offs of intangibles; and

  •
  any extraordinary, unusual or non-recurring charges, expenses or losses.

Using these measures, the Compensation Committee establishes, on an annual basis, specific targets that determine the size of payouts under the Annual Incentive Program. In 2019, the annual incentive opportunity based on achievement of 2019 Adjusted EBITDA for each named executive officer was as follows:

		Bonus Opportunity			Bonus Goal Weighting % 2019 Adjusted EBITDA
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary	KAR Auction Services	ADESA	Digital, Data & Mobility Solutions	TradeRev(1)
Jim Hallett	$975,000	62.5	125	187.5	100
Eric Loughmiller	$550,000	50	100	150	100
Peter Kelly	$600,000	50	100	150	100
John Hammer	$525,000	50	100	150	60	40
Don Gottwald	$500,000	50	100	150	60		40
Becca Polak	$515,000	50	100	150	60			40
(1)
As described below, Ms. Polak's annual incentive opportunity tied to TradeRev was also subject to an operational goal.

The chart below reflects Adjusted EBITDA performance metrics and achieved results for 2019 (dollars in millions). The payout percentages are based on the achievement of the performance metrics set forth below, with payment amounts prorated for performance between the established levels.

Achieved Results

Target Incentive Opportunity: Base Pay multiplied by Individual Target Opportunity
Business Performance Factor: 2019 Adjusted EBITDA of KAR (100% or 60%) and 2019 Adjusted EBITDA of Business Unit (0% or 40%)

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    Performance Targets for the Annual Incentive Program

The Compensation Committee reviews the Company's business plan approved by the Board and determines the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believed would increase stockholder value and be achievable given a sustained performance on the part of the named executive officers and which would require increasingly greater results to achieve the target and superior objectives. The Compensation Committee may decrease the potential payouts at each performance target if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment. In 2019, the Compensation Committee did not increase or decrease the potential payouts of any 2019 annual incentive program award. In July 2019, following the IAA Spin-Off, the Compensation Committee adjusted the performance targets for KAR in order to reflect the exclusion of the operating results of IAA.

2019 Performance Targets. The following chart provides the 2019 Adjusted EBITDA performance targets established by the Compensation Committee for 2019, as adjusted for KAR following the IAA Spin-Off, as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Achieved Results(1)(2)	Percentage of Target Award Earned (Adjusted EBITDA)
KAR	$500.0	$521.0	$560.0	$500.0	50.0%
ADESA	$301.3	$317.2	$380.6	$313.8	89.4%
Digital, Data & Mobility Solutions	$121.9	$131.7	$144.9	$139.5	129.3%
TradeRev	($55.0)	($53.5)	($40.0)	($62.1)	0%
(1)
KAR's reported Adjusted EBITDA for the year ended December 31, 2019 was $510.0 million, but for Annual Incentive Program purposes, certain acquisitions consummated in 2019 were excluded, which resulted in Adjusted EBITDA of $500.0 million.

(2)
ADESA's performance targets and achieved results in the above chart are used for Annual Incentive Program purposes only and include certain technology expenses recorded in "holding company" expenses and revenue for certain vehicles sold on the TradeRev platform, and exclude the operating results of Digital, Data & Mobility Solutions, TradeRev and certain international business for Annual Incentive Program purposes. ADESA's reported Adjusted EBITDA for the year ended December 31, 2019 was $448.0 million which does not reflect such inclusions and exclusions described above.

In addition, the Compensation Committee determined that Ms. Polak's annual incentive opportunity tied to TradeRev performance would also be subject to an operational performance goal whereby TradeRev must sell at least 190,000 vehicles in 2019 for any payout to be earned. That goal was not met, and therefore Ms. Polak was not eligible to receive a payout with respect to TradeRev.

2019 Annual Incentive Program Payouts.    Under the Annual Incentive Program, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold up to a maximum of 150% of target awards for superior performance or no payout if performance is below threshold. The table below shows the annual incentive opportunities for our named executive officers for 2019. Because KAR achieved at least the threshold level of performance in 2019, each of our named executive officers was eligible to receive an award under the Annual Incentive Program in 2019, which amounts are set forth in the "Summary Compensation Table for 2019" on page 44. Based on the Company's performance during 2019 and the accompanying payout percentages for the different performance goals set forth above, our named executive officers earned the percentages and corresponding payout amounts of their target annual incentive awards as set forth below based on the following formula:

Name	Target Annual Incentive Award	Percentage of Target Award Earned (Adjusted EBITDA)(1)	2019 Payout(2)
Jim Hallett	$1,218,750	50%	$609,375
Eric Loughmiller	$550,000	50%	$275,000
Peter Kelly	$600,000	50%	$300,000
John Hammer	$525,000	66%	$345,190
Don Gottwald	$500,000	82%	$408,552
Becca Polak	$515,000	23%	$115,875

35

(1)
The percentages of target annual incentive awards earned for Messrs. Hammer and Gottwald and Ms. Polak are based on the percentages of target awards earned for both KAR and (i) ADESA, (ii) Digital, Data & Mobility Solutions, and (iii) TradeRev, respectively.

(2)
Ms. Polak's 2019 annual incentive award payout was prorated based on her October 8, 2019 separation date.

    2020 Use of Management by Objectives

For 2019, the Compensation Committee decided to rely on financial performance metrics exclusively and therefore did not include a Management by Objective ("MBO") component in the 2019 Annual Incentive Program. For the 2020 Annual Incentive Program, the bonus opportunity for each named executive officer will be weighted on a combination of the Company's financial performance (80%) and the executive's performance against his or her MBOs (20%). Threshold financial performance objectives must be met in order for any payout to occur. Each named executive officer's 2020 MBOs are tailored to their role and aligned with Company initiatives relating to new product and strategy, customers and people and culture.

Long-Term Incentive Opportunities

The Company provides long-term incentive compensation opportunities in the form of PRSUs and RSUs, each as described below. Although we have granted stock options in the past, stock options are not currently part of the Company's long-term incentive program.

2019 Long-Term Incentive Awards. On February 22, 2019 (and for Mr. Hammer, again on March 1, 2019), the Compensation Committee granted PRSUs and RSUs under its long-term incentive program to the Company's named executive officers, as described in the table below. Awards were based on the individual's ability to impact future results, job scope, individual performance and a review of competitive pay practices.

The aggregate target award value for each named executive officer was allocated such that 75% of the value was in the form of PRSUs and 25% of the value was in the form of RSUs.

Name	Target PRSUs (Cumulative Operating Adjusted Net Income Per Share Goal)	Value of Target Shares at Grant	RSUs	Value of RSUs at Grant
Jim Hallett	62,155	$2,925,014	20,719	$975,036
Eric Loughmiller	21,914	$1,031,273	7,305	$343,773
Peter Kelly	19,125	$900,023	6,375	$300,008
John Hammer(1)	20,484	$965,663	6,830	$321,982
Don Gottwald	9,961	$468,765	3,321	$156,286
Becca Polak	14,364	$675,970	4,788	$225,323
(1)
$500,000 of the aggregate value of Mr. Hammer's equity awards are attributable to a special sign-on award to make up for compensation from his previous employer that was forfeited when he joined the Company, with a 75%/25% allocation between PRSUs and RSUs. Mr. Hammer also received a one-time make-whole grant of 2,554 PRSUs ($121,877 value at grant) and 852 RSUs ($40,657 value at grant) on March 1, 2019 to reflect an increase in his long-term incentive target opportunity, which are included in this table.

    2019 Performance-Based RSU Awards

At the time of grant, the PRSUs were to vest if and to the extent that the sum of the Company's "Cumulative Operating Adjusted Net Income Per Share" exceeded certain levels over the three-year measurement period beginning on January 1, 2019 and ending on December 31, 2021. In connection with the IAA Spin-Off, certain adjustments were made as described below.

"Cumulative Operating Adjusted Net Income Per Share" for a fiscal year is calculated by dividing Operating Adjusted Net Income by the weighted average diluted common shares outstanding per year. "Operating Adjusted Net Income" for a fiscal year is equal to the Company's net income as reported in the Form 10-K filed by the Company with respect to such fiscal year, adjusted to (i) exclude gains/losses from certain non-recurring and unbudgeted capital transactions, including debt prepayment, debt refinancing, share repurchases and related financing costs not contemplated in the long term incentive targets; (ii) exclude amortization expense

36

associated with acquired intangible assets recorded during purchase accounting of acquisitions; (iii) exclude acquisition contingent consideration; (iv) exclude the impact of significant acts of God or other events outside of the Company's control that may affect the overall economic environment; (v) exclude significant asset impairments; (vi) exclude the impact of adoption of new accounting standards; and (vii) exclude the impact of tax rate changes caused by changes in tax legislation.

The amount of the target PRSUs actually earned and paid in shares of common stock in a lump sum following the performance period was to be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the maximum performance level or higher. Linear interpolation was to be used to calculate the percentage of PRSUs earned and paid if performance falls between the levels described above.

In connection with the IAA Spin-Off, the PRSUs granted in 2019 were subject to adjusted performance criteria and an adjusted performance period from January 1, 2019 to December 31, 2019. As described below, following the completion of the adjusted performance period, the 2019 PRSUs were converted into time-based RSUs with the number so converting based on actual performance during the one-year performance period. The RSUs will vest on the third anniversary of the grant of the 2019 PRSUs, subject to continued employment as required under the original 2019 PRSU award agreement.

The number of PRSUs that converted into RSUs was based on the Company's Operating Adjusted Net Income Per Share achieved, which was determined in accordance with the chart below:

Operating Adjusted Net Income Per Share During the Measurement Period	Number of PRSUs Converting into RSUs
Below Threshold:
Below $1.02	0% of Target
Threshold:
$1.02	50% of Target
Target Range:
$1.21–$1.33	100% of Target
Maximum:
Greater than or equal to $1.52	200% of Target

The Company achieved Operating Adjusted Net Income Per Share of $1.10 versus a target range of $1.21 to $1.33 for the one-year performance period ended December 31, 2019. As such, on February 19, 2020, based on the Operating Adjusted Net Income Per Share achieved, 71.1% of the target 2019 PRSUs converted into RSUs, above the threshold level but below the target level, and resulted in the following number of PRSUs converting to RSUs:

Name	Number of PRSUs Converting into RSUs (including dividend equivalents)	Value of 2019 PRSUs Converted into RSUs(1)
Jim Hallett	45,490	$1,057,643
Eric Loughmiller	16,038	$372,885
Peter Kelly	13,997	$325,430
John Hammer	14,991	$348,541
Don Gottwald	7,290	$169,493
Becca Polak	2,628	$61,101
(1)
Based on a share price of $23.25, the February 19, 2020 market close price.

    2019 Time-Based RSU Awards

One-third of the RSUs will vest and convert into shares of common stock of the Company on each of the first three anniversaries of the grant date, subject to the named executive officer's continued employment with the Company through each such anniversary.

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Prior Years' Awards.

    2018 Performance-Based and Time-Based RSU Awards

As previously disclosed, on March 2, 2018, the Compensation Committee granted PRSUs and RSUs to the Company's named executive officers, some of which remained outstanding at fiscal year-end 2019. The amounts of PRSUs and RSUs are disclosed in the "Outstanding Equity Awards" table below. Other than certain adjustments made to the PRSUs granted in 2018 due to the IAA Spin-Off (described below), these awards have terms substantially similar to those granted in 2019. For the year ended December 31, 2019, one-third of the RSUs had vested, as disclosed in the "Option Exercises and Stock Vested" table below.

In connection with the IAA Spin-Off, the PRSUs granted in 2018 were converted into time-based RSUs with the number so converting based on target level performance. The RSUs will vest on the third anniversary of the grant of the 2018 PRSUs, subject to continued employment as required under the original 2018 PRSU award agreement.

The number of 2018 PRSUs that converted into RSUs was based on the target level of Cumulative Operating Adjusted Net Income Per Share, or $9.40. As such, on June 28, 2019, the following number of PRSUs converted into RSUs:

Name	Number of PRSUs Converting into RSUs (including dividend equivalents)	Value of 2018 PRSUs Converted into RSUs(1)
Jim Hallett	56,175	$1,404,375
Eric Loughmiller	13,234	$330,850
Peter Kelly	8,323	$208,075
John Hammer	16,205	$405,125
Don Gottwald	14,708	$367,700
Becca Polak	12,981	$324,525
(1)
Based on a share price of $25.00, the June 28, 2019 market close price.

    2017 Performance-Based and Time-Based RSU Awards

As previously disclosed, on February 24, 2017, the Compensation Committee granted PRSUs and RSUs to certain of the Company's named executive officers, some of which remained outstanding at fiscal year-end 2019. These awards have terms substantially similar to those granted in 2018. For the year ended December 31, 2019, an additional one-third of the RSUs had vested, as disclosed in the "Option Exercises and Stock Vested" table below.

In connection with the IAA Spin-Off, the PRSUs granted in 2017 were converted into time-based RSUs with the number of PRSUs so converting based on target level performance. The RSUs will vest on the third anniversary of the grant of the 2017 PRSUs, subject to continued employment as required under the original 2017 PRSU award agreement.

The number of PRSUs that converted into RSUs was based on the target level of Cumulative Operating Adjusted Net Income Per Share, or $7.20. As such, on June 28, 2019, the following number of PRSUs converted into RSUs:

Name	Number of PRSUs Converting into RSUs (including dividend equivalents)	Value of 2017 PRSUs Converted into RSUs(1)
Jim Hallett	63,337	$1,583,425
Eric Loughmiller	15,394	$384,850
Peter Kelly	9,962	$249,050
John Hammer	—	—
Don Gottwald	17,950	$448,750
Becca Polak	14,624	$365,600
(1)
Based on a share price of $25.00, the June 28, 2019 market close price.

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    2016 Performance-Based RSU Awards

As previously disclosed, on February 19, 2019, the 2016 PRSUs vested above the target performance level but below the maximum performance level based on the sum of the Company's Cumulative Adjusted Net Income Per Share exceeding certain levels over the three-year period beginning on January 1, 2016 and ending on December 31, 2018.

Plan under which Long-Term Incentive Awards are Granted. The Company currently grants long-term incentive awards under the Omnibus Plan.

Our Board adopted the Omnibus Plan on December 10, 2009, and it has since been amended and restated, as approved by our stockholders. Under the Omnibus Plan, participants are eligible to receive stock options, restricted stock, RSUs (with or without performance conditions), stock appreciation rights, other stock-based awards and/or cash-based awards, each as determined by the Compensation Committee.

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. As with all Company employees, our named executive officers are eligible to receive 401(k) employer matching contributions equal to 100% of the first 4% of compensation contributed by the named executive officer. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life, disability and accidental death and disability insurance. We also provide travel insurance to all employees who travel for business purposes.

We also provide certain enhanced retirement vesting of equity-incentive awards as described in "Potential Payments Upon Termination or Change in Control—Potential Payments Upon Termination or Change in Control Table".

Perquisites

The Company provides the named executive officers a limited number of perquisites that the Compensation Committee believes are reasonable and consistent with the objective of attracting and retaining highly qualified executive officers. The perquisites which are currently available to certain of our named executive officers include an automobile allowance or use of a Company-owned automobile, an allowance for executive physicals, Company-paid group term life insurance premiums and relocation benefits under the Company's mobility program. Please see footnote 6 to the "Summary Compensation Table for 2019" on page 44 for more information regarding perquisites.

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COMPENSATION POLICIES AND OTHER INFORMATION

Employment and Severance Agreements

The Compensation Committee recognizes that, from time to time, it is appropriate to enter into agreements with our executive officers to ensure that we continue to retain their services and to promote stability and continuity within the Company. All of our current named executive officers have an employment agreement with the Company. Our employment agreements with Mr. Gottwald and Ms. Polak terminated upon their separation from the Company. A description of these agreements can be found in the section titled "Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers."

Tax and Accounting Considerations

Employment Agreements. Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and related provisions impose substantial excise taxes under Section 4999 of the Code on so-called "excess parachute payments" payable to certain named executive officers upon a change in control and results in the loss of the compensation deduction for such payments by the Company.

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for a potential "gross-up payment" in the event that such excise taxes result from any excess parachute payments. Mr. Hallett's employment agreement provides that in the event that any payment or benefit under such agreement in connection with Mr. Hallett's employment or termination of employment is or becomes subject to an excise tax under Section 4999 of the Code, then the Company will make a cash payment to Mr. Hallett, which, after the imposition of all income, employment, excise and other taxes thereon, as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not been applied. However, in the event that a reduction of the total payments to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments.

None of the employment agreements entered into with Messrs. Loughmiller, Kelly, Hammer or Gottwald, or Ms. Polak contain excise tax gross-up provisions.

Tax Deductibility of Awards Under the Omnibus Plan. Section 162(m) of the Code ("Section 162(m)") generally disallows a federal tax deduction by the Company for compensation paid to Covered Employees (as defined in Section 162(m)) in excess of $1,000,000. Historically, compensation that qualified as "performance-based compensation" under Section 162(m) could be excluded from this limit. This exception has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to the Covered Employees in excess of $1,000,000 will not be deductible by the Company unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The Compensation Committee historically structured certain awards under the Omnibus Plan so that they could comply with the "performance-based compensation" exception for purposes of Section 162(m) and be deductible by the Company for federal income tax purposes. However, because of the continued development of the application and interpretation of Section 162(m) and the regulations issued thereunder, we cannot guarantee that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, would or will in fact be deductible.

Though tax deductibility is one of many factors considered by the Compensation Committee when determining executive compensation, the Compensation Committee believes that the tax deduction limitation should not compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Therefore, in seeking to tie executive pay to company performance in a meaningful way, the Compensation Committee may make decisions in designing and approving pay programs that are not driven by tax consequences to the Company.

Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of ASC 718.

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Clawback Policy for Financial Restatements. The Company's clawback policy provides for the recovery of incentive compensation in the event the Company is required to prepare an accounting restatement due to any current or former executive officer's intentional misconduct. In such an event, the executive officer would be required to repay to the Company the excess amount of incentive compensation received under the inaccurate financial statement. The Company intends to revise this policy as needed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy expressly prohibits our directors, officers and other employees from, among other things:

  •
  trading in options, warrants, puts and calls or similar instruments on Company securities;

  •
  selling Company securities "short";

  •
  holding Company securities in margin accounts; and

  •
  pledging Company securities as collateral for loans.

In addition to the Company's insider trading policy, the Company has a formal anti-hedging policy. This policy prohibits our officers and directors from entering into hedging or monetization transactions involving Company stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Stock Ownership Guidelines and Stock Holding Requirement

The Compensation Committee adopted the following stock ownership guidelines which are applicable to our named executive officers:

Title	Stock Ownership Guideline
CEO	5 times annual base salary
Other Named Executive Officers	3 times annual base salary

The named executive officers must hold 60% of the vested shares, net of taxes, of Company stock received under awards granted on or after January 1, 2015 until the applicable ownership guideline is met. All named executive officers own shares in excess of the stock ownership guidelines, except for Mr. Hammer who became an employee of the Company in 2018 and is subject to the aforementioned holding requirement.

RESULTS OF SAY ON PAY VOTES AT 2019 ANNUAL MEETING

At the Company's 2019 annual meeting of stockholders, the Company held a non-binding stockholder vote on executive compensation (commonly referred to as "Say on Pay"). At the meeting, excluding broker non-votes, over 94% of the votes on the matter were cast to approve the Company's executive compensation programs, over 5% of the votes were cast against, and less than 1% abstained from voting.

The Compensation Committee considered the results of the vote, including the appropriateness of the compensation philosophy and objectives, the role of the Compensation Committee and executive officers in setting compensation, the elements used to achieve the compensation philosophy and objectives and the levels of compensation provided to the named executive officers. Following its review, the Compensation Committee decided to retain the Company's general approach to executive compensation in 2020, in part due to the significant majority of stockholders that voted to approve the Company's executive compensation programs at the 2019 annual meeting of stockholders.

In addition, at the Company's 2017 annual meeting of stockholders, the Company held a non-binding stockholder vote on whether to hold a Say on Pay vote every one, two or three years. At that meeting, a majority of our stockholders voted in favor of holding a Say on Pay vote every year, and accordingly, the Company adopted an annual Say on Pay vote frequency. As described in more detail in Proposal No. 2 above, the Company is again holding a Say on Pay vote to approve executive compensation at the 2020 annual meeting of stockholders.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis for executive compensation for 2019 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's 2019 Annual Report on Form 10-K.

Compensation Committee

Stephen E. Smith (Chairman)
Carmel Galvin
Stefan Jacoby
Mary Ellen Smith

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ANALYSIS OF RISK IN THE COMPANY'S COMPENSATION STRUCTURE

The Compensation Committee considers the potential risks in our business when designing and administering the Company's pay program, and the Compensation Committee believes its balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk. Further, program administration is subject to considerable internal controls, and when determining the principal outcomes—performance assessments and pay decisions—the Compensation Committee relies on principles of sound governance and good business judgment. As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of the Company's employees incentivize unnecessary and excessive risk-taking, the Compensation Committee evaluated the risk profile of all of the Company's compensation policies and practices for 2019.

In its evaluation, the Compensation Committee reviewed the Company's employee compensation structures and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation. There is a balanced mix between cash and equity and between annual and longer-term incentives. In addition, annual incentive awards and long-term incentive awards granted to executives are tied to corporate performance goals, including Adjusted EBITDA and Cumulative Operating Adjusted Net Income Per Share (and, for the 2019 PRSUs following the IAA Spin-Off, Operating Adjusted Net Income Per Share). These metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 150% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives' interests with those of our stockholders. Also, the Company's clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer's intentional misconduct. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company's financial and reputational health.

The Compensation Committee also reviewed the Company's compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Compensation Committee concluded that the Company's compensation programs (i) do not include such elements; or (ii) have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. In light of these analyses, the Compensation Committee concluded that the Company has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

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SUMMARY COMPENSATION TABLE FOR 2019

The table below contains information concerning the compensation of our named executive officers.

Name and Principal Position(1)	Year(2)	Salary	Bonus(3)	Stock Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Jim Hallett	2019	$975,000		$3,900,050	$609,375	$45,003	$5,529,428

Chief Executive Officer	2018	$975,000		$3,900,032	$1,219,046	$44,148	$6,138,226

and Chairman of the Board	2017	$900,000		$3,514,776	$1,355,361	$41,739	$5,811,876
Eric Loughmiller	2019	$550,000		$1,375,046	$275,000	$20,335	$2,220,381

Executive Vice President	2018	$535,577		$918,788	$460,882	$27,045	$1,942,292

and Chief Financial Officer	2017	$500,000		$854,324	$456,798	$25,862	$1,836,984
Peter Kelly	2019	$576,923		$1,200,031	$300,000	$108,732	$2,185,686

President
John Hammer	2019	$520,769		$1,287,644	$345,190	$30,585	$2,184,188

Chief Commercial Officer for	2018	$432,692	$400,000	$1,125,109	$210,318	$294,981	$2,463,100

KAR and President of ADESA
Don Gottwald	2019	$506,423		$625,051	$408,552	$33,100	$1,573,126

Former Chief Strategy Officer	2018	$583,495		$1,021,164	$589,324	$32,680	$2,226,663

and President of Digital, Data	2017	$583,495		$996,133	$702,974	$30,870	$2,313,472
and Mobility Solutions
Becca Polak	2019	$463,500		$901,293	$115,875	$1,562,482	$3,043,150

Former Chief Legal Officer	2018	$515,000		$901,256	$376,484	$30,350	$1,823,090

and Secretary for KAR and	2017	$475,000		$811,595	$436,338	$30,150	$1,753,083

President of TradeRev

(1)
Mr. Gottwald and Ms. Polak resigned from the Company effective April 3, 2020 and October 8, 2019, respectively. Mr. Hammer served as the President of ADESA during 2019 and, effective March 8, 2020, assumed the role of Chief Commercial Officer of the Company in addition to his role as President of ADESA.

(2)
Compensation for Mr. Kelly is provided only for 2019 because he was not a named executive officer for 2018 or 2017. Mr. Hammer joined the Company in 2018.

(3)
The 2018 bonus amount for Mr. Hammer was attributable to a special sign on award, granted to make up for compensation that was forfeited from his previous employer upon joining the Company.

(4)
The amounts reported in this column for 2019 represent the grant date fair value of PRSUs and RSUs granted on February 22, 2019, computed in accordance with ASC 718. See Note 5 to our financial statements for 2019 for information about the assumptions made in determining the grant date fair value. Assuming, instead, that the maximum level of performance would have been achieved with respect to the 2019 PRSU awards, based on grant date value of our common stock, the award that could have been earned at the end of the performance period (excluding dividends) is as follows: Mr. Hallett – $5,850,029; Mr. Loughmiller – $2,062,546; Mr. Kelly – $1,800,045; Mr. Hammer – $1,931,326; Mr. Gottwald – $937,529; and Ms. Polak – $1,351,940. Ms. Polak forfeited her entire 2019 RSU award and a portion of her 2019 PRSU award upon her resignation from the Company on October 8, 2019.

(5)
The amount reported is equal to the amount paid to the named executive officer under the Annual Incentive Program, which is governed by the Omnibus Plan.

(6)
The amounts reported for 2019 consist of the following:

•
Automobile allowance: Mr. Hallett – $25,000; Mr. Kelly – $18,692; Mr. Hammer – $18,000; Mr. Gottwald – $18,000; and Ms. Polak – $13,985.

•
401(k) matching contributions: Mr. Hallett – $11,200; Mr. Loughmiller – $11,200; Mr. Kelly – $0; Mr. Hammer – $11,200; Mr. Gottwald – $11,200; and Ms. Polak – $11,200.

•
Company-paid group term life insurance premiums: Mr. Hallett – $7,163; Mr. Loughmiller – $5,940; Mr. Kelly – $1,991; Mr. Hammer – $1,385; Mr. Gottwald – $2,070; and Ms. Polak – $1,090.

•
Executive physical: Mr. Hallett – $1,640; Mr. Loughmiller – $3,195; Mr. Gottwald – $1,830; and Ms. Polak $1,740.

•
Relocation expense reimbursement under the Company's mobility program: Mr. Kelly – $88,049 (which includes a tax gross up amount of $38,301).

  For Ms. Polak, the amounts reported for 2019 also consist of the following payments that she received in connection with her resignation from the Company: (i) cash severance payment of $1,030,000; (ii) COBRA premiums payment of $4,467; and (iii) consulting fee payment of $500,000 for services provided under her consulting agreement with the Company following her separation.

44

GRANTS OF PLAN-BASED AWARDS FOR 2019

The following table summarizes the awards granted to, and the payouts that were achievable for, each of our named executive officers in 2019 under the Annual Incentive Program and the grants of PRSUs and RSUs made under the Omnibus Plan. As further described in the section titled "Compensation Discussion and Analysis—IAA Spin-Off" on page 26, PRSUs and RSUs granted in 2019 were subsequently adjusted in connection with the IAA Spin-Off.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold ($)(c)(1)	Target ($)(d)(1)	Maximum ($)(e)(1)	Threshold (#)(f)(2)	Target (#)(g)(2)	Maximum (#)(h)(2)	Number of Securities Underlying Restricted Stock Units (#)(i)(3)	Grant Date Fair Value of Stock Awards ($)(j)(4)
Jim Hallett	—	609,375	1,218,750	1,828,125

	2/22/2019				31,078	62,155	124,310		2,925,014

	2/22/2019							20,719	975,036
Eric Loughmiller	—	275,000	550,000	825,000

	2/22/2019				10,957	21,914	43,828		1,031,273

	2/22/2019							7,305	343,773
Peter Kelly	—	300,000	600,000	900,000

	2/22/2019				9,563	19,125	38,250		900,023

	2/22/2019							6,375	300,008
John Hammer	—	262,500	525,000	787,500

	2/22/2019				8,965	17,930	35,860		843,786(5)

	2/22/2019							5,978	281,325(5)

	3/1/2019(6)				1,277	2,554	5,108		121,877

	3/1/2019(6)							852	40,657
Don Gottwald	—	250,000	500,000	750,000

	2/22/2019				4,981	9,961	19,922		468,765

	2/22/2019							3,321	156,286
Becca Polak	—	257,500	515,000	772,500

	2/22/2019				7,182	14,364	28,728		675,970

	2/22/2019							4,788	225,323

(1)
Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum ("superior") levels, respectively, under the Annual Incentive Program (for Ms. Polak, such amounts assume the TradeRev operational goal was met). See "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program" for further information on the terms of the Annual Incentive Program.

(2)
Columns (f), (g) and (h) include the potential number of PRSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards were scheduled to vest if and to the extent that the sum of the Company's Cumulative Operating Adjusted Net Income Per Share exceeded certain levels over the three-year period beginning on January 1, 2019 and ending on December 31, 2021. In connection with the IAA Spin-Off, the PRSUs granted in 2019 were subject to adjusted performance criteria as described in the sections titled "Compensation Discussion and Analysis—IAA Spin-Off" and "Long Term Incentive Opportunities," respectively.

(3)
Column (i) includes the number of RSUs granted in 2019. These awards vest ratably on each of the first three anniversaries of the grant date subject to the executive's continued employment with the Company through each such anniversary.

(4)
The amounts reported in this column represent the grant date fair value of awards granted to our named executive officers, computed in accordance with ASC 718. For PRSUs, the grant date fair value is based on target performance. See Note 5 to our financial statements for 2019 for information about the assumptions made in determining the grant date fair value.

(5)
$500,000 of the aggregate value of Mr. Hammer's equity awards are attributable to a special sign-on award to make up for compensation from his previous employer that was forfeited when he joined the Company, with a 75%/25% allocation between PRSUs and RSUs.

(6)
Mr. Hammer received a one-time make-whole grant of RSUs and PRSUs to reflect an increase in his 2019 long-term incentive target opportunity.

Additional information concerning our cash and equity incentive awards and plans may be found in the sections titled "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program" and "Long-Term Incentive Opportunities," respectively.

45

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

			Option Awards			Stock Awards
Name (a)	Grant Year	Security	Number of Securities Underlying Unexercised Options Exercisable (#)(b)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Jim Hallett	2014	KAR	194,404	11.74	02/27/2024

	2014	IAA	194,404	19.16	02/27/2024

	2017	KAR				6,318(1)	165,606(1)

	2017	IAA				6,318(1)	297,325(1)

	2017	KAR				61,234(2)	1,358,541(2)

	2017	IAA				61,234(2)	2,881,672(2)

	2018	KAR				11,532(3)	283,228(3)

	2018	IAA				11,532(3)	542,696(3)

	2018	KAR				54,310(4)	1,204,925(4)

	2018	IAA				54,310(4)	2,555,829(4)

	2019	KAR				20,031(5)	460,043(5)	45,490(6)	991,227(6)

	2019	IAA				20,031(5)	942,659(5)	72,312(6)	3,403,003(6)
Eric Loughmiller	2014	KAR	97,204	11.74	02/27/2024

	2014	IAA	97,204	19.16	02/27/2024

	2017	KAR				1,546(1)	40,752(1)

	2017	IAA				1,546(1)	72,755(1)

	2017	KAR				14,881(2)	330,151(2)

	2017	IAA				14,881(2)	700,300(2)

	2018	KAR				2,735(3)	67,417(3)

	2018	IAA				2,735(3)	128,709(3)

	2018	KAR				12,793(4)	283,826(4)

	2018	IAA				12,793(4)	602,039(4)

	2019	KAR				7,061(5)	162,168(5)	16,038(6)	349,468(6)

	2019	IAA				7,061(5)	332,291(5)	25,495(6)	1,199,795(6)
Peter Kelly	2011	KAR	170,000	4.93	11/04/2021

	2011	IAA	170,000	8.05	11/04/2021

	2017	KAR				1,035(1)	27,129(1)

	2017	IAA				1,035(1)	48,707(1)

	2017	KAR				9,962(2)	220,950(2)

	2017	IAA				9,962(2)	468,812(2)

	2018	KAR				1,780(3)	43,717(3)

	2018	IAA				1,780(3)	83,767(3)

	2018	KAR				8,323(4)	184,599(4)

	2018	IAA				8,323(4)	391,680(4)

	2019	KAR				6,375(5)	146,203(5)	13,997(6)	304,995(6)

	2019	IAA				6,375(5)	300,008(5)	22,250(6)	1,047,085(6)
John Hammer	2018	KAR				3,465(3)	85,101(3)

	2018	IAA				3,465(3)	163,063(3)

	2018	KAR				16,205(4)	359,415(4)

	2018	IAA				16,205(4)	762,607(4)

	2019	KAR				6,830(5)	156,638(5)	14,991(6)	326,654(6)

	2019	IAA				6,830(5)	321,420(5)	23,831(6)	1,121,487(6)
Don Gottwald	2017	KAR				1,865(1)	48,885(1)

	2017	IAA				1,865(1)	87,767(1)

	2017	KAR				17,950(2)	398,119(2)

	2017	IAA				17,950(2)	844,727(2)

	2018	KAR				3,145(3)	77,242(3)

	2018	IAA				3,145(3)	148,004(3)

	2018	KAR				14,708(4)	326,213(4)

	2018	IAA				14,708(4)	692,158(4)

	2019	KAR				3,321(5)	76,163(5)	7,290(6)	158,849(6)

	2019	IAA				3,321(5)	156,286(5)	11,588(6)	545,331(6)
Becca Polak	2019	KAR						2,628(6)	57,264(6)

46

Footnotes to Grants of Plan-Based Awards For 2019 Table

(1)
The total amounts and values in columns (g) and (h) equal the total number of unvested RSUs granted on February 24, 2017, that vest ratably on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company through each such anniversary, and the market value of such awards, determined by multiplying the number of unvested KAR RSUs by the market price of KAR common stock at the close of the last trading day in 2019, which was $21.79 per share, and multiplying the number of unvested IAA RSUs by the market price of IAA common stock at the close of the last trading day in 2019, which was $47.06 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents on KAR awards in the following amounts: Mr. Hallett – $27,937; Mr. Loughmiller – $7,064; Mr. Kelly – $4,577; and Mr. Gottwald – $8,247.

(2)
The total amounts and values in columns (g) and (h) equal the total number of unvested PRSUs granted on February 24, 2017, that were converted into RSUs at the target performance level in connection with the IAA Spin-Off, that vest on the third anniversary of the grant date during the named executive officer's continued employment with the Company through such anniversary, and the market value of such awards, determined by multiplying the number of unvested KAR RSUs by the market price of KAR common stock at the close of the last trading day in 2019, which was $21.79 per share, and by multiplying the number of unvested IAA RSUs by the market price of IAA common stock at the close of the last trading day in 2019, which was $47.06 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents on the KAR awards in the following amounts: Mr. Hallett – $24,252; Mr. Loughmiller – $5,894; Mr. Kelly – $3,879; and Mr. Gottwald – $6,988.

(3)
The total amounts and values in columns (g) and (h) equal the total number of unvested RSUs granted on March 2, 2018, that vest ratably on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company through each such anniversary, and the market value of such awards, determined by multiplying the number of unvested KAR RSUs by the market price of KAR common stock at the close of the last trading day in 2019, which was $21.79 per share, and by multiplying the number of unvested IAA RSUs by the market price of IAA common stock at the close of the last trading day in 2019, which was $47.06 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents on the KAR equity awards in the following amounts: Mr. Hallett – $31,946; Mr. Loughmiller – $7,821; Mr. Kelly – $4,931; Mr. Hammer – $9,599; and Mr. Gottwald – $8,712.

(4)
The total amounts and values in columns (g) and (h) equal the total number of unvested PRSUs granted on March 2, 2018, that were converted into RSUs at the target performance level in connection with the IAA Spin-Off, that vest on the third anniversary of the grant date during the named executive officer's continued employment with the Company through such anniversary, and the market value of such awards, determined by multiplying the number of unvested KAR RSUs by the market price of KAR common stock at the close of the last trading day in 2019, which was $21.79 per share, and by multiplying the number of unvested IAA RSUs by the market price of IAA common stock at the close of the last trading day in 2019, which was $47.06 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents on the KAR equity awards in the following amounts: Mr. Hallett – $21,510; Mr. Loughmiller – $5,067; Mr. Kelly – $3,240; Mr. Hammer – $6,308; and Mr. Gottwald – $5,726.

(5)
The total amounts and values in columns (g) and (h) equal the total number of unvested RSUs granted on February 24, 2019 (and for Mr. Hammer, March 1, 2019), that vest ratably on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company through each such anniversary, and the market value of such awards, determined by multiplying the number of unvested KAR RSUs by the market price of KAR common stock at the close of the last trading day in 2019, which was $21.79 per share, and by multiplying the number of unvested IAA RSUs by the market price of IAA common stock at the close of the last trading day in 2019, which was $47.06 per share. The total amount in column (h) includes accrued and unpaid cash dividend equivalents on the KAR equity awards in the following amounts: Mr. Hallett – $23,567; Mr. Loughmiller – $8,309; Mr. Kelly – $7,292; Mr. Hammer – $7,813; and Mr. Gottwald – $3,799.

(6)
The total amounts and values in columns (i) and (j) equal the total number of unvested PRSUs granted on February 24, 2019, that may be earned based on the Company's Operating Adjusted Net Income Per Share performance over a one-year period ending on December 31, 2019, and the market value of such awards, determined by multiplying the number of earned KAR PRSUs by the market price of KAR common stock at the close of the last trading day in 2019, which was $21.79 per share, and by multiplying the number of earned IAA PRSUs by the market price of IAA common stock at the close of the last trading day in 2019, which was $47.06 per share, including in each case any reinvested dividends on such PRSUs. Because the performance period for these PRSUs was completed as of the end of 2019, we have reported these PRSUs at the level actually earned. Following the completion of the performance period, the number of earned PRSUs vest on the third anniversary of the grant date for KAR PRSUs and on December 31, 2021, for IAA PRSUs, in each case during the named executive officer's continued employment with the Company through such date.

Because this table shows outstanding equity awards held by our named executive officers as of December 31, 2019, all information is presented on an adjusted basis to reflect the IAA Spin-Off. Please refer to the discussion in "Compensation Discussion and Analysis—IAA Spin-Off" above for details on the adjustments.

47

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2019

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jim Hallett	—	—	111,987(1)	5,771,663(2)
Eric Loughmiller	—	—	44,856(1)	2,339,831(2)
Peter Kelly	—	—	15,705(1)	834,640(2)
John Hammer	—	—	1,734(1)	85,254(2)
Don Gottwald	—	—	25,615(1)	1,360,085(2)
Becca Polak	34,996(3)	327,325(3)	37,667(1)(4)	1,384,339(2)(4)

(1)
This amount includes shares vested with respect to the full amount of the 2016 PRSUs at 117.1% of target, one-third of the 2016 RSUs, one-third of the 2017 RSUs and one-third of the 2018 RSUs.

(2)
This amount includes accumulated dividend equivalents paid in cash with respect to the vested 2016, 2017 and 2018 RSUs.

(3)
In addition to the amounts shown in the above table, Ms. Polak also acquired 34,996 shares of IAA stock upon exercising IAA stock options, realizing $806,493 in value.

(4)
In addition to the amounts shown in the above table, Ms. Polak also acquired 24,617 shares of IAA stock upon the vesting of IAA PRSUs in connection with her separation from the Company, realizing $982,710 in value.

48

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a discussion of the treatment of equity-based awards held by our named executive officers and annual cash incentive awards due to our named executive officers upon certain types of employment terminations or the occurrence of a change in control of the Company. For a discussion of our named executive officers' severance payments and the treatment of their annual cash incentive awards that may become due upon certain types of employment terminations pursuant to their employment agreements, see "Employment Agreements with Named Executive Officers" below.

EQUITY-BASED AWARDS—OMNIBUS PLAN

To the extent a named executive officer's employment agreement does not provide otherwise, the Omnibus Plan (and the related award agreements thereunder) provide for the following treatment of stock options and other equity awards issued pursuant to the Omnibus Plan upon the termination of employment scenarios or a change in control, as set forth below. Since December 10, 2009, all grants of stock options and other equity awards have been and will be made pursuant to the terms of the Omnibus Plan.

Termination or Change in Control Scenario

Award Type	Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

Unless otherwise specified in an award agreement, all unvested equity-based awards under the Omnibus Plan will be forfeited upon a termination of employment for any reason (except in the case of disability or death, as described in the Omnibus Plan).

Options	Voluntary Termination: vested options remain exercisable for 90 days (or until earlier expiration date). For Cause: all vested and unvested options are cancelled.	All vested options remain exercisable for one year (or until earlier expiration date).

In the event of death or disability, all unvested options vest in full, with performance awards remaining subject to achievement of goals.

				Unless otherwise specified in an award agreement, vested options remain exercisable for 90 days (or until earlier expiration date).	Single trigger vesting with committee discretion to cash out or substitute with successor company awards.

2017 PRSUs 2018 PRSUs 2019 PRSUs	Automatic forfeiture.	Without Cause or for Good Reason: Prorated portion of the PRSUs based on the Company's actual performance during the performance period and the number of full months he/she was employed during such performance period.

Death or Disability: Full vesting of the PRSU award based on the Company's actual performance during the performance period.

Retirement: Prorated potion of the PRSUs based on the Company's actual performance during the performance period and the number of full months worked through the retirement date (including the "early retirement date" which is the date of the executive's voluntary termination of employment after attaining a combination of years of age and service with the Company and its affiliates of at least 70, with a minimum age of 60) plus a credit of an additional 12 months.

Double trigger vesting at target performance level for any PRSUs that are assumed or replaced in a Change in Control. Single trigger vesting at the target performance level for any PRSUs that are not assumed or replaced in a Change in Control.

2017 RSUs 2018 RSUs 2019 RSUs	Voluntary Termination (with or without Good Reason), or Termination by the Company (for Cause or without Cause): Forfeiture of any unvested RSUs.

Death or Disability: Full vesting of any unvested RSUs.

Retirement: Immediate vesting of any unvested RSUs scheduled to vest in the 12 months following the retirement date (including the "early retirement date") and a prorated portion of such RSUs based on the number of full months he/she was employed since the most recent anniversary of the grant date (after giving 12 months vesting credit following the date of retirement).

Double trigger vesting for any RSUs that are assumed or replaced in a Change in Control. Single trigger vesting for any RSUs that are not assumed or replaced in a Change in Control. Operating adjusted net income goal is deemed attained.

49

Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "cause" under the Omnibus Plan upon any of the following events: (i) the refusal or neglect of the named executive officer to perform substantially his/her employment-related duties; (ii) the named executive officer's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the named executive officer's indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his/her willful violation of any applicable law (other than certain exceptions set forth in the Omnibus Plan); (iv) the named executive officer's failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any subsidiary; or (v) the named executive officer's material breach of any written covenant or agreement not to disclose any information pertaining to the Company or a subsidiary or not to compete or interfere with the Company or a subsidiary.

The Omnibus Plan does not provide a default "good reason" definition in the event such term is not specified in a named executive officer's employment agreement.

ANNUAL CASH INCENTIVE AWARDS—OMNIBUS PLAN

Termination or Change in Control Scenario

Voluntary Termination	Termination by the Company for Cause	Death, Disability or Retirement	Termination without Cause or for Good Reason	Effect of Change in Control or Exit Event

Death, Disability, Voluntary Termination (with or without Good Reason) or Termination by the Company (for Cause or without Cause): Annual cash incentive awards are treated as described in the executive's employment agreement with the Company, to the extent applicable. See "Employment Agreements with Named Executive Officers" below for more information.

Retirement: Unless otherwise specified in an employment agreement, an executive receives a prorated amount of the incentive award based on actual performance for the performance period.

Unless otherwise determined by the administrator of the Omnibus Plan or as evidenced in an award agreement, pro rata payment based on actual performance, in the administrator's discretion.

50

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Mr. Gottwald and Ms. Polak resigned on April 3, 2020 and October 8, 2019, respectively, and the table below describes the payments they actually received in connection with their termination of employment. The amounts in the table below for all other named executive officers are based on employment agreements that were in effect for each such named executive officer on December 31, 2019, and assume that the termination and/or change in control, as applicable, was effective as of December 31, 2019, the last business day of the prior fiscal year, and that the respective named executive officers exercised all options and/or received cash in exchange for vested PRSUs and RSUs at such time. Following the end of the prior fiscal year we entered into new employment agreements with Messrs. Loughmiller, Kelly, and Hammer, which are further described in the section titled "Employment Agreements with Named Executive Officers" below. The table is merely an illustrative example of the impact of a hypothetical termination of employment or change in control (except for Mr. Gottwald and Ms. Polak). The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Named Executive Officer and Triggering Event		Cash Severance	Non- Equity Incentive Pay(1)	Stock Options (2)	PRSUs (3)	RSUs (4)	Excise Tax Gross- Up(5)	Life Insurance (6)	Total
Jim Hallett

•	Death	—(9)	$609,375	—	$12,395,196	$2,691,557	—	$800,000	$16,496,128
•	Disability(7)	—(9)	$609,375	—	$12,395,196	$2,691,557	—	—	$15,696,128
•	Retirement(8)	—	$609,375	—	$10,930,453	$2,077,235	—	—	$13,617,063
•	Voluntary / for Cause	—	—	—	—(11)	—(11)	—	—	—
•	Termination w/o Cause or for Good Reason	$4,387,500(10)	$609,375	—	$10,930,453(12)	$2,077,235(12)	—	—	$18,004,563
•	CIC (single trigger)	—	$609,375	—	—	—	—	—	$609,375
•	Termination after CIC (double trigger)	$4,387,500(10)	$609,375	—	$12,395,196	$2,691,557	—	—	$20,083,628

Eric Loughmiller

•	Death	$17,076(9)	$275,000	—	$3,465,579	$804,092	—	$800,000	$5,361,747
•	Disability(7)	$17,076(9)	$275,000	—	$3,465,579	$804,092	—	—	$4,561,747
•	Retirement(8)	—	—	—	$2,949,158	$595,458	—	—	$3,544,616
•	Voluntary / for Cause	—	—	—	—(11)	—(11)	—	—	—
•	Termination w/o Cause or for Good Reason	$1,117,076(10)	$275,000	—	$2,949,158(12)	$595,458(12)	—	—	$4,936,692
•	CIC (single trigger)	—	$275,000	—	—	—	—	—	$275,000
•	Termination after CIC (double trigger)	$1,117,076(10)	$275,000	—	$3,465,579	$804,092	—	—	$5,661,747

Peter Kelly

•	Death	$27,568(9)	$300,000	—	$2,618,121	$649,531	—	$800,000	$4,395,220
•	Disability(7)	$27,568(9)	$300,000	—	$2,618,121	$649,531	—	—	$3,595,220
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	$300,000	—	—	—	—	—	$300,000
•	Termination w/o Cause or for Good Reason	$1,227,568(10)	$300,000	—	$1,495,260	—	—	—	$3,022,828
•	CIC (single trigger)	—	$300,000	—	—	—	—	—	$300,000
•	Termination after CIC (double trigger)	$1,227,568(10)	$300,000	—	$2,618,121	$649,531	—	—	$4,795,220

John Hammer

•	Death	$27,568(9)	$345,190	—	$2,570,048	$726,222	—	$800,000	$4,469,028
•	Disability(7)	$27,568(9)	$345,190	—	$2,570,048	$726,222	—	—	$3,669,028
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	$345,190	—	—	—	—	—	$345,190
•	Termination w/o Cause or for Good Reason	$1,077,568(10)	$345,190	—	$1,846,173	—	—	—	$3,268,931
•	CIC (single trigger)	—	$345,190	—	—	—	—	—	$345,190
•	Termination after CIC (double trigger)	$1,077,568(10)	$345,190	—	$2,570,048	$726,222	—	—	$4,719,028

Don Gottwald

•	Termination for Good Reason	$1,191,367(10)	$408,552	—	$2,300,924	—	—	—	$3,900,843

Becca Polak

•	Termination for Good Reason	$1,057,355(10)	$115,875	—	$1,537,013	—	—	—	$2,710,243

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Footnotes to Potential Payments Upon Termination or Change in Control Table

(1)
The amounts reported are equal to the full amount of the named executive officer's 2019 annual bonus (a December 31, 2019 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount to the extent applicable), payable under the terms of such officer's employment agreement or the Omnibus Plan, as applicable, except for Ms. Polak's 2019 annual bonus which was prorated to reflect her October 8, 2019 termination.

(2)
No named executive officer had any outstanding, unvested options as of December 31, 2019.

(3)
Except for Mr. Gottwald and Ms. Polak (for whom amounts reflect what was actually received upon termination), the amounts reported assume, for KAR awards, a KAR common stock price of $21.79, which was the closing price on December 31, 2019, and, for IAA awards, an IAA common stock price of $47.06, which was the closing price on December 31, 2019. In the event that a named executive officer terminates employment as a result of the named executive officer's death, Disability, Retirement or Early Retirement (if eligible) (each as defined in the Omnibus Plan except for Early Retirement which is defined in the applicable award agreement) prior to a Change in Control (as defined in the Omnibus Plan) and as of December 31, 2019, each of the named executive officers would be entitled to immediate vesting of (i) all of the 2017 PRSUs that converted into RSUs, (ii) all of the 2018 PRSUs that converted into RSUs and (iii) all of the 2019 PRSUs in the case of death or Disability or 24/36ths of the 2019 PRSUs in the case of Retirement or Early Retirement (if eligible), based on actual performance in the case of the 2019 PRSUs. In the event that a named executive officer is terminated without Cause or resigns for Good Reason (each as defined in the applicable employment agreement) prior to a Change in Control and as of December 31, 2019, each of the named executive officers would be entitled to immediate vesting of (i) all of the 2017 PRSUs that converted into RSUs, (ii) 24/36ths of the 2018 PRSUs that converted into RSUs and (iii) 12/36ths of the 2019 PRSUs; based on actual performance in the case of the 2019 PRSUs. With respect to the events described above, the amounts disclosed in the table for the 2017 and 2018 PRSUs reflect the target number of PRSUs that converted into RSUs and the 2019 PRSUs reflect actual performance.

If a Change in Control occurs prior to the termination of such named executive officer's employment, assuming a Change in Control date of December 31, 2019, he would be entitled to receive immediate vesting of the 2017 and 2018 PRSUs that converted into RSUs and the target number of 2019 PRSUs as of his termination date, without proration, with respect to any such awards that are not assumed or replaced in the Change in Control, each as of the Change in Control date. If awards are assumed or replaced in the Change in Control, and such named executive officer's employment is terminated following the Change in Control as a result of a termination without Cause or a resignation for Good Reason, assuming a Change in Control date of December 31, 2019, he would be entitled to receive immediate vesting of the 2017 and 2018 PRSUs that converted into RSUs and the target number of 2019 PRSUs, without proration, as of his termination date. With respect to a Change in Control, the amounts disclosed in the "CIC (single trigger)" rows in the table assume that the awards are assumed or replaced in the Change in Control.

(4)
Except for Mr. Gottwald and Ms. Polak (for whom amounts reflect what was actually received upon termination), the amounts reported assume, for KAR awards, a KAR common stock price of $21.79, which was the closing price on December 31, 2019, and, for IAA awards, an IAA common stock price of $47.06, which was the closing price on December 31, 2019. In the event a named executive officer's employment is terminated as a result of a termination with or without Cause or a voluntary termination (with or without Good Reason) prior to a Change in Control and as of December 31, 2019, he would forfeit the unvested portion of his RSUs. In the event a named executive officer's employment is terminated due to his death or Disability prior to a Change in Control and as of December 31, 2019, he would be entitled to receive immediate vesting of the unvested portion of his RSUs. In the event that a named executive officer terminates employment prior to a Change in Control due to his Retirement or Early Retirement, he would be entitled to receive immediate vesting of the unvested portion of his RSUs that are scheduled to vest in the 12 months following the retirement date plus a prorated portion of such RSUs based on the number of full months he was employed since the most recent anniversary of the grant date (after giving 12 months vesting credit following the retirement date).

If a Change in Control occurs prior to the termination of such named executive officer's employment, assuming a Change in Control date of December 31, 2019, he would be entitled to receive immediate vesting of any RSU awards that are not assumed or replaced in the Change in Control, each as of the Change in Control date. If such named executive officer's employment is terminated following a Change in Control as a result of a termination without Cause or a resignation for Good Reason, assuming a Change in Control date of December 31, 2019, he would be entitled to receive immediate vesting of any RSU awards that are assumed or replaced in the Change in Control, as of his termination date. With respect to a Change in Control, the amounts disclosed in the "CIC (single trigger)" rows in the table assume that the RSUs are assumed or replaced in the Change in Control.

(5)
As described above, pursuant to his employment agreement and in the event of a Change in Control, Mr. Hallett may be entitled to an excise tax gross-up with respect to certain payments made in connection with a termination of his employment; however, the estimated value of the excess parachute payments on December 31, 2019 is within the statutory safe harbor amount under Section 280G of the Code, making the excise tax and related gross-up inapplicable. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an

52

  actual Change in Control based on all factors and assumptions applicable at that time. No other named executive officer is entitled to an excise tax gross-up.

(6)
Under the Group Term Life Policy, each named executive officer's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(7)
Long-term disability is a Company-paid benefit for all employees and therefore is not included in this table. The long-term disability benefit is only paid after six months on short-term disability and is 66.67% of base pay capped at $15,000 per month.

(8)
Pursuant to the terms of his employment agreement, Mr. Hallett would be entitled to a prorated payout of his 2019 annual bonus (the full bonus for a termination date of December 31, 2019) upon his "retirement" (i.e., a voluntary termination of his employment, provided that he announces his retirement at least 12 months prior to such termination).

As of December 31, 2019, Messrs. Hallett and Loughmiller would each have been entitled to receive accelerated vesting of all or a portion of the RSUs and PRSUs because each had met the requirements for a Retirement or Early Retirement as of December 31, 2019 under the applicable award agreements under the Omnibus Plan (each was either 65 years of age or had reached the age of 60 and had a combination of years of age and service with the Company and its affiliates of at least 70). Messrs. Kelly and Hammer had not satisfied the Retirement or Early Retirement requirements under the applicable award agreements under the Omnibus Plan as of December 31, 2019 (i.e., none were either 65 years of age or had reached the age of 60 and met the applicable age and service requirements), and thus, they would not have been entitled to accelerated vesting of their equity for a "retirement" as of such date.

Messrs. Loughmiller, Kelly and Hammer had not satisfied the Retirement requirements under the Omnibus Plan as of December 31, 2019 (i.e., none had reached the age of 65), and thus, they would not have been entitled to a prorated payout of their annual bonuses for a Retirement as of such date.

(9)
Under the terms of each named executive officer's employment agreement (other than with respect to Mr. Hallett), he (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability. Mr. Hallett (or his estate) would be entitled to COBRA premium payments for 18 months in the event of his death or Disability, but would not have received this benefit with respect to a termination occurring on December 31, 2019 because he did not participate in our group health plans as of such date.

(10)
These amounts are equal to (i) for Mr. Hallett, two times the sum of Mr. Hallett's current annual base salary ($975,000) and his 2019 target bonus amount; (ii) for Mr. Gottwald, (a) one times the sum of Mr. Gottwald's annual base salary as of December 31, 2018 ($583,495) and his 2018 target bonus amount; and (b) COBRA premium payments for 12 months; and (iii) for all other named executive officers, (a) one times the sum of the named executive officer's current annual base salary ($550,000 for Mr. Loughmiller, $600,000 for Mr. Kelly, $525,000 for Mr. Hammer, and $515,000 for Ms. Polak) and his or her 2019 target bonus amount; and (b) COBRA premium payments for 12 months. The amount in this column does not include $500,000 payable to Ms. Polak pursuant to a consulting agreement with the Company, which was entered into in connection with her resignation and which is further described in the section titled "Employment Agreements with Named Executive Officers" below.

(11)
Messrs. Hallett and Loughmiller are eligible for Retirement and/or Early Retirement under the applicable award agreements under the Omnibus Plan. Accordingly, we have assumed that a "voluntary termination" would be treated as a termination of employment as a result of Retirement or Early Retirement.

(12)
Messrs. Hallett and Loughmiller are eligible for Retirement and/or Early Retirement under the applicable award agreements under the Omnibus Plan and the value shown here reflects what each such named executive officer would be eligible to receive upon a termination of employment as a result of Retirement or Early Retirement.

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EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Each of our named executive officers has an employment agreement with the Company. A summary of each of the agreements is provided below.

CEO

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for the following severance and change of control payments:

Termination Due to Mr. Hallett's Death or Disability. If Mr. Hallett's employment is terminated as a result of his death or disability, we will pay Mr. Hallett, or in the case of his death, Mr. Hallett's estate or beneficiaries, an amount equal to the sum of (i) any accrued but unpaid base salary and accrued but unused vacation days; (ii) any earned and vested benefits and payments pursuant to the terms of any benefit plan (collectively, the amounts described in (i) and (ii) above are, the "Accrued Obligations"); and (iii) subject to Mr. Hallett or his estate executing a general release of any claims that he may have against the Company (the "Release"), any annual bonus for a prior completed calendar year that has not yet been calculated or paid to Mr. Hallett (the "Earned but Unpaid Bonus").

In addition, if Mr. Hallett is participating in the health plans of the Company at the time of his termination, we will pay him, or in the case of his death, his estate or beneficiaries, his or their premiums attributable to maintaining insurance coverage under COBRA for the shorter of (i) 18 months; or (ii) until Mr. Hallett becomes eligible for comparable coverage under the health plans of another employer (the "Continued Benefits"). Subject to receipt and effectiveness of the Release, we also will pay Mr. Hallett, or his estate or beneficiaries, a prorated bonus based upon the portion of the year during which Mr. Hallett was employed by us (the "Prorated Bonus").

For purposes of Mr. Hallett's employment agreement, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Termination by the Company for Cause. Following a majority vote of the Board (excluding Mr. Hallett or any other employee of the Company), we may terminate Mr. Hallett's employment at any time for "Cause." In such event, our only obligation to Mr. Hallett would be the payment, in a lump sum, of Mr. Hallett's Accrued Obligations.

"Cause" is defined in the employment agreement to mean (i) Mr. Hallett's willful, continued and uncured failure to perform substantially his duties under the employment agreement for a period of 14 days following notice to Mr. Hallett of such failure; (ii) Mr. Hallett engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company; (iii) Mr. Hallett's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) Mr. Hallett's failure to comply with the provisions of the employment agreement relating to confidential information, intellectual property, non-competition and non-solicitation which is not cured within the 14 day period following written notice to Mr. Hallett of such failure.

Termination by the Company Without Cause. Mr. Hallett's employment may be terminated without Cause at any time upon 30 days' prior written notice. In the event of a termination without Cause, the Company will pay Mr. Hallett the following "Severance Benefits": (i) two times the sum of Mr. Hallett's (a) annual base salary and (b) target bonus for the year in which termination occurs which, for this purpose, shall not equal less than 100% of Mr. Hallett's base salary; (ii) a Prorated Bonus in a lump sum; and (iii) the Continued Benefits. In addition to the Severance Benefits described above, we will also pay Mr. Hallett the Accrued Obligations and any Earned but Unpaid Bonus.

Termination by Mr. Hallett for Good Reason. Mr. Hallett may terminate his employment for "Good Reason" within 90 days following the occurrence of an event constituting "Good Reason," if such event remains uncured for a period of 30 days following notice of the event by Mr. Hallett to the Company. Upon such termination, the Company will pay Mr. Hallett the sum of the Severance Benefits, the Accrued Obligations and any Earned but Unpaid Bonus.

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"Good Reason" is defined in the employment agreement to mean the occurrence of any of the following:

    •
    A material reduction of Mr. Hallett's authority, duties and responsibilities, or the assignment to Mr. Hallett of duties materially inconsistent with Mr. Hallett's position as Chief Executive Officer;

    •
    A requirement by the Company that Mr. Hallett relocate his principal business location to a location more than 50 miles from the Company's executive offices as of the effective date of the employment agreement;

    •
    Any material failure by the Company to comply with any of the terms and conditions of the employment agreement;

    •
    Any failure to timely pay or provide Mr. Hallett's base salary, or any reduction in Mr. Hallett's base salary below $816,000, other than in connection with across-the-board salary reductions;

    •
    Any material reduction in Mr. Hallett's base salary or annual bonus opportunity; or

    •
    A "Change of Control," defined by reference to the term "Change in Control" used the Omnibus Plan, occurs and, if applicable, the Company fails to cause its successor to assume or reaffirm the Company's obligations under the employment agreement without change.

Termination by Mr. Hallett without Good Reason. Mr. Hallett may terminate his employment under the employment agreement at any time without Good Reason upon 30 days' prior written notice. In such event, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations.

Termination by Mr. Hallett upon Retirement. Mr. Hallett may voluntarily terminate his employment under the employment agreement due to retirement by announcing his retirement at least 12 months prior to such termination. In the event of such a termination, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations and a Prorated Bonus.

Excise Tax Gross-Up. As described above in "Compensation Policies and Other Information—Tax and Accounting Considerations—Employment Agreements," Mr. Hallett's employment agreement provides that in the event that any payment or benefit in connection with his employment is or becomes subject to an excise tax under Section 4999 of the Code, the Company will make a cash payment to Mr. Hallett, which after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not applied. However, in the event that a reduction of the total payments due to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments due.

Requirements With Respect to Non-Competition and Non-Solicitation. Upon a termination of employment for any reason, Mr. Hallett is subject to the following two year post-termination restrictive covenants (except in the case of retirement): (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

Other Named Executive Officers

The Company had previously entered into substantially similar employment agreements with Messrs. Loughmiller, Kelly, Hammer and Gottwald and Ms. Polak, providing for their at-will employment and the severance and change of control payments described below. Ms. Polak's employment agreement terminated effective October 8, 2019, and Mr. Gottwald's employment agreement terminated effective April 3, 2020. On March 9, 2020, the Company entered into new, substantially similar employment agreements with Messrs. Loughmiller, Kelly, and Hammer providing for their at-will employment and the severance and change of control payments described below, which superseded their prior employment agreements. Additionally, in connection with Ms. Polak's resignation from the Company, on September 12, 2019, the Company entered into a consulting agreement with Ms. Polak.

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Prior Employment Agreement with Messrs. Loughmiller, Kelly, Hammer and Gottwald and Ms. Polak

Termination Due to Death or Disability. If Messrs. Loughmiller, Kelly, Hammer or Gottwald or Ms. Polak terminated his/her employment due to death or disability, the Company would be obligated to pay to the executive (or his/her legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) accrued but unpaid vacation earned through the date of termination; (iii) unreimbursed business expenses; and (iv) any vested employee benefits. The aggregate of the foregoing is referred to as the "Accrued Obligations." In addition, the executive or his/her estate/beneficiaries would be entitled to receive (i) COBRA premium payments for 12 months or until the executive becomes eligible for coverage under another employer's health plan, if the executive is participating in the Company's health plans on the date of such termination of employment (the "Continued Benefits"); (ii) the prorated portion of his/her annual bonus for the calendar year in which such termination of employment occurred, calculated based on the executive's actual performance and based on the number of days the executive was employed by the Company during such calendar year (the "Pro Rata Bonus"); and (iii) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to the executive (the "Earned but Unpaid Bonus").

For purposes of their employment agreements, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Voluntary Termination or Termination for Cause. If Messrs. Loughmiller, Kelly, Hammer or Gottwald or Ms. Polak voluntarily terminated his/her employment or if the Company terminated his/her employment for Cause, the Company's sole obligation will be to pay him/her the Accrued Obligations. For purposes of their employment agreements, "Cause" means the (i) executive's willful, continued and uncured failure to perform substantially their duties under the agreement (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 14 days following written notice by the Company to the executive of such failure; (ii) executive engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company, monetarily or otherwise; (iii) executive's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) executive's violation of the restrictive covenants under the agreement or any other covenants owed to the Company by executive.

Termination Without Cause or Resignation for Good Reason. In the event Messrs. Loughmiller, Kelly Hammer or Gottwald or Ms. Polak was terminated by the Company without Cause or such executive resigned for Good Reason, the executive would be entitled to receive the following, subject to the execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of his/her annual base salary plus target annual bonus for the year in which such termination of employment occurs (except that in 2019, Mr. Gottwald would receive the sum of his annual base salary plus target annual bonus as of December 31, 2018 under certain circumstances); (ii) the Continued Benefits; (iii) the Pro Rata Bonus; and (iv) the Earned but Unpaid Bonus. For purposes of their employment agreements, "Good Reason" means (i) any material reduction of the executive's authority, duties and responsibilities; (ii) any material failure by the Company to comply with any of the terms and conditions of the agreement; (iii) any failure to timely pay or provide the executive's base salary, or any reduction in the executive's base salary, excluding any base salary reduction made in connection with across the board salary reductions; (iv) the requirement by the Company that the executive relocate his/her principal business location to a location more than 50 miles from the executive's principal base of operation as of the effective date of the agreement; or (v) a Change of Control occurs and, if applicable, the Company fails to cause its successor (whether by purchase, merger, consolidation or otherwise) to assume or reaffirm the Company's obligations under the agreement without change. For purposes of the foregoing, "Change of Control" has the same meaning as the term "Change in Control" under the Omnibus Plan.

Requirements With Respect to Non-Competition and Non-Solicitation. Upon a termination of employment for any reason, Messrs. Loughmiller, Kelly, Hammer and Gottwald and Ms. Polak are subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

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New Employment Agreement with Messrs. Loughmiller, Kelly and Hammer

On March 9, 2020, the Company entered into new, substantially similar employment agreements with Messrs. Loughmiller, Kelly and Hammer, which replaced their prior employment agreements described above.

Termination Due to Death or Disability. If Messrs. Loughmiller, Kelly or Hammer terminates his employment due to death or disability, the Company will be obligated to pay to the executive (or his legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) accrued but unpaid vacation earned through the date of termination; (iii) unreimbursed business expenses; and (iv) any vested employee benefits. The aggregate of the foregoing is referred to as the "Accrued Obligations." In addition, the executive or his estate/beneficiaries would be entitled to receive (i) COBRA premium payments for 18 months or until the executive becomes eligible for coverage under another employer's health plan, if the executive is participating in the Company's health plans on the date of such termination of employment (the "Continued Benefits"); (ii) the prorated portion of his annual bonus for the calendar year in which such termination of employment occurred, calculated based on the executive's actual performance and based on the number of days the executive was employed by the Company during such calendar year (the "Pro Rata Bonus"); and (iii) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to the executive (the "Earned but Unpaid Bonus").

For purposes of their employment agreements, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Voluntary Termination or Termination for Cause. If Messrs. Loughmiller, Kelly or Hammer voluntarily terminates his employment or if the Company terminates his employment for Cause, the Company's sole obligation will be to pay him the Accrued Obligations. For purposes of their employment agreements, "Cause" means the (i) executive's willful, continued and uncured failure to perform substantially their duties under the agreement (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 14 days following written notice by the Company to the executive of such failure; (ii) executive engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company, monetarily or otherwise; (iii) executive's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; (iv) executive's material breach of the Company's code of business conduct and ethics; or (v) executive's violation of the restrictive covenants under the agreement or any other covenants owed to the Company by executive.

Termination Without Cause or Resignation for Good Reason. In the event Messrs. Loughmiller, Kelly or Hammer is terminated by the Company without Cause or such executive resigns for Good Reason, the executive would be entitled to receive, subject to the execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of one and a half times his annual base salary plus target annual bonus for the year in which such termination of employment occurs; (ii) the Continued Benefits; (iii) the Pro Rata Bonus; and (iv) the Earned but Unpaid Bonus. For purposes of their employment agreements, "Good Reason" means (i) any material reduction of the executive's authority, duties and responsibilities; (ii) any material failure by the Company to comply with any of the terms and conditions of the agreement; (iii) any failure to timely pay or provide the executive's base salary, or any reduction in the executive's base salary, excluding any base salary reduction made in connection with across the board salary reductions; (iv) the requirement by the Company that the executive relocate his principal business location to a location more than 50 miles from the executive's principal base of operation as of the effective date of the agreement; or (v) a Change of Control occurs and, if applicable, the Company fails to cause its successor (whether by purchase, merger, consolidation or otherwise) to assume or reaffirm the Company's obligations under the agreement without change. For purposes of the foregoing, "Change of Control" has the same meaning as the term "Change in Control" under the Omnibus Plan.

Change In Control Termination. In the event Messrs. Loughmiller, Kelly or Hammer is terminated by the Company without Cause or such executive resigns for Good Reason, as described above, and such termination occurs within two years of a Change of Control (as defined under the Omnibus Plan), the executive would be entitled to receive, subject to the execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of two times his annual base salary plus target annual bonus for the year in

57

which such termination of employment occurs; (ii) the Continued Benefits; (iii) the Pro Rata Bonus; and (iv) the Earned but Unpaid Bonus.

Requirements With Respect to Non-Competition and Non-Solicitation. Upon a termination of employment for any reason, Messrs. Loughmiller, Kelly and Hammer are subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

Consulting Agreement with Ms. Polak

In connection with Ms. Polak's resignation from the Company, on September 12, 2019, the Company entered into a consulting agreement with Ms. Polak, pursuant to which Ms. Polak provided consulting services to the Company from October 8, 2019 through December 31, 2019 and received a fee of $500,000 in connection with such services.

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CEO PAY RATIO

Summary:    For the 2019 fiscal year, the ratio of the annual total compensation of Mr. Hallett, our Chief Executive Officer ("CEO Compensation"), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Hallett ("Median Annual Compensation") was 167 to 1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The assumptions used in the calculation of our estimated pay ratio are specific to our company and our employee population; therefore, our pay ratio may not be comparable to the pay ratios of other companies, including the companies in our proxy comparator group.

In this summary, we refer to the employee who received the Median Annual Compensation as the "Median Employee." For purposes of this summary, Median Annual Compensation was $33,017, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2019 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K. For purposes of this summary, CEO Compensation was $5,529,428. CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Hallett in the "Summary Compensation Table for 2019" for the 2019 fiscal year.

Methodology:    In 2019, we completed the IAA Spin-Off, which caused a significant change in our employee population from that employed for our 2017 pay ratio calculation, which we utilized again in 2018. Given this impact, we have re-identified the Median Employee for 2019.

To identify the Median Employee, we first determined our employee population as of December 31, 2019 (the "Determination Date"). We had 15,203 employees (other than Mr. Hallett), representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries as of the Determination Date. This number did not include any independent contractors or "leased" workers, as permitted by the applicable SEC rules. Of our 15,203 total employees (other than Mr. Hallett), approximately 266 (less than 2% of our total employee population) are located outside of the U.S. and Canada. As permitted under the de minimis exemption to Item 402(u) of Regulation S-K, we chose to exclude those 266 employees in the following countries in identifying our Median Employee: Belgium (113); France (6); Germany (41); Italy (15); Mexico (4); the Netherlands (11); and the United Kingdom (76). We used our number of total employees (15,203, other than Mr. Hallett) in making our de minimis calculation.

We then measured compensation for the period beginning on January 1, 2019 and ending on December 31, 2019 for 14,937 employees (after the permitted exclusions noted above). This compensation measurement was first calculated by totaling base salary (for salaried employees) and wages (for hourly employees) for each employee, and converting international currencies into U.S. dollars. We annualized the total compensation for the portion of our permanent employee workforce (full-time and part-time) which worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year.

We identified 26 possible Median Employees (26 employees with the same compensation), who were all located in the U.S. We then calculated gross wages reported on Form W-2 for all 26 employees, which included cash compensation, including regular pay (wages and salary), all variants of overtime (if eligible), and all variants of bonus payments actually paid (if any). We then re-ranked that group of 26 employees to identify the Median Employee.

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PROPOSAL

Overview

Our Board believes it is in the Company's best interests to encourage stock ownership by its employees. Accordingly, our Board adopted the KAR Auction Services, Inc. Employee Stock Purchase Plan ("ESPP") in December 2009, and, unless terminated earlier, the ESPP will continue in effect until December 31, 2028. A maximum of 1,000,000 shares of the Company's common stock have been reserved for issuance under the ESPP, of which 143,606 shares remained available for future ESPP purchases as of April 9, 2020.

The ESPP helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership at all levels of the organization, which aligns employees' interests with those of our stockholders. We are asking stockholders to approve an amendment to the ESPP to increase the number of shares of the Company's common stock reserved for issuance under the ESPP by 1,500,000 shares.

If the number of shares of Company common stock available for issuance under the ESPP is not increased, based on the Company's current forecasts and estimated participation rates, it is anticipated that the ESPP will run out of available shares during 2020. Accordingly, on February 4, 2020, the Compensation Committee approved an amendment to the ESPP, subject to stockholder approval at the annual meeting, to increase the total number of shares of the Company's common stock reserved for issuance under the ESPP by 1,500,000 shares (to a total of 2,500,000 shares). The affirmative vote of a majority of the shares present and entitled to vote at the 2020 annual meeting is required to approve the amendment to our ESPP.

Summary of our ESPP

Below is a summary of certain material terms and provisions of the ESPP. This summary is not intended to be a complete description of the ESPP and is qualified in its entirety by reference to the complete text of our ESPP, as proposed to be amended, which is included as Annex I to this proxy statement.

Purpose. The ESPP is intended to encourage employee participation in the ownership and economic progress of the Company. Our ESPP helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees' interests with those of our stockholders. The ESPP is intended to meet the requirements of Section 423 of the Internal Revenue Code. If the requirements of Section 423 are met, participants will have the opportunity to take advantage of certain federal income tax benefits.

Administration. Our Board has delegated administration of our ESPP to the Compensation Committee. Subject to the provisions of our ESPP, the Compensation Committee has full authority to implement, administer and make all determinations necessary under our ESPP. The Compensation Committee may also delegate certain administrative functions to employees or a committee of employees of the Company.

Eligibility. Each employee in the U.S. and Canada who is customarily employed as a full time employee of the Company or a designated subsidiary is eligible to participate in the ESPP after completing six months of continuous service. Each employee in the U.S. and Canada who is customarily employed as a part-time employee of the Company or a designated subsidiary is eligible to participate in the ESPP after completing one year of continuous service and being credited with at least one thousand hours of service. An employee may not be granted a right to purchase shares under the ESPP if such employee (i) would immediately after such

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grant own shares or options to purchase shares with 5% or more of the total combined voting power of all classes of our capital stock, or (ii) holds rights to purchase stock under all of our "employee stock purchase plans" (within the meaning of Section 423 of the Code) that would accrue at a rate in excess of $25,000 in fair market value of our stock (determined at the time the rights are granted) for each calendar year in which such rights are outstanding at any time. As of April 9, 2020, approximately 12,802 employees were eligible to participate in the ESPP. Our executive officers are eligible to participate in our ESPP, and therefore have a direct interest in the approval of this proposal by our stockholders.

Share Reserve. Subject to stockholder approval, an aggregate of 2,500,000 shares of our common stock will be reserved for issuance under the ESPP.

Contributions and Purchases. Employees may currently participate in the ESPP through payroll deductions (minimum of 1% and up to a maximum of 15% of their eligible compensation) or through cash contributions to the Company (via personal check in U.S. dollars). The ESPP provides for one month option periods. On the last business day of each option period, the Company uses each participant's payroll deductions or cash contributions to purchase shares of our common stock at a price equal to 85% of the fair market value of the shares on such date.

Holding Period. Unless otherwise determined by the Compensation Committee (or its delegatees), participants must hold shares purchased under the ESPP for six months following delivery to the participant.

Termination of Participation. Generally, participation will end automatically upon cessation of employment or if the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with specified procedures and deadlines. Upon withdrawal from the ESPP, the employee will be refunded any remaining amounts not used to purchase shares of our common stock that have been credited to his or her account.

Transferability. An employee cannot assign, transfer, pledge or otherwise dispose of any rights to purchase or to receive shares under the ESPP in any way, other than by will or the laws of descent and distribution.

Adjustments for Certain Transactions. In the event of any merger, consolidation, dividend or other distribution, stock split, reverse stock split, recapitalization, combination repurchase or share exchange or reclassification of our common stock or other similar transaction or event, the Compensation Committee will determine the appropriate adjustments to be made under the ESPP, including adjustments to the number of shares of our common stock subject to the ESPP and the purchase price.

Amendment and Termination. Our Board or the Compensation Committee may amend the ESPP at any time, except that, without approval of the stockholders, no amendment may increase the aggregate number of shares reserved under the ESPP (except pursuant to adjustments provided for in the ESPP), materially increase the benefits accruing to participants or materially modify the requirements as to eligibility for participation in the ESPP.

Summary of U.S. Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Certain federal income tax consequences to participants from such status under present law are described below. Participants will not recognize income when they enroll in the ESPP nor when they purchase shares of common stock under the ESPP. All tax consequences are deferred until the participant disposes of the shares of common stock purchased under the ESPP.

If the participant holds the shares of common stock purchased under the ESPP for both one year or more after the purchase date and two years or more after the offering date (referred to as the "Section 423 holding period"), the participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the lesser of (i) the amount of the excess, if any, of the fair market value of the shares of common stock on the offering date over the purchase price and (ii) the amount of the excess, if any, of the fair market

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value of the shares of common stock on the date of disposition over the purchase price. Special rules apply if the purchase price is not fixed on the offering date. Any additional gain will be taxed as long-term capital gain. If the shares of common stock are sold for less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price.

If a participant sells or otherwise disposes of shares of common stock purchased under the ESPP before the end of the Section 423 holding period, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, which will be long-term if the shares of common stock have been held for more than one year.

If a participant recognizes ordinary income by selling or otherwise disposing of shares of common stock purchased under the ESPP before the end of the Section 423 holding period, the Company will generally be entitled to a tax deduction equal to the participant's ordinary income. Otherwise, the Company will not be entitled to any income tax deduction with respect to shares of common stock purchased under the ESPP.

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee makes her or her own decision whether and to what extent to participate in the ESPP. Because benefits under the ESPP depend on employees' elections to participate in the ESPP and the fair market value of the shares of our common stock on future purchase dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the ESPP. Similarly, the actual number of shares of our common stock that may be purchased by individual employees or groups of employees is not determinable.

The following table sets forth the aggregate information of our equity compensation plans, including the ESPP, in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)
Equity compensation plans approved by security holder(s)	2,035,813	$9.07	5,147,288
Equity compensation plans not approved by security holders	—	—	—

Total	2,035,813	$9.07	5,147,288

(1)
Includes service options, exit options, performance-based restricted stock units ("PRSUs") and restricted stock units ("RSUs") issued under the Omnibus Plan (excluding dividend equivalents). The amount of PRSUs outstanding at target of 279,130 (excluding dividend equivalents) have been included.

(2)
Awards issued by the Company have exercise prices ranging from $4.60 to $11.74. The weighted-average price in the table above only reflects the weighted-average exercise price of outstanding options. The weighted-average exercise price does not include the PRSUs or RSUs.

(3)
The number of securities available for future issuance includes (a) 4,922,268 shares of common stock that may be issued under the Omnibus Plan; and (b) 225,020 shares of common stock that may be issued under the ESPP.

✓	The Board of Directors recommends that you vote "FOR" the approval of an amendment to the ESPP to increase the total number of shares reserved for issuance under the ESPP by 1,500,000 shares.

Proxies solicited by the Board of Directors will be voted "FOR" the approval of an amendment to the ESPP to increase the total number of shares reserved for issuance under the ESPP by 1,500,000 shares.

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PROPOSAL

The Audit Committee has appointed KPMG LLP ("KPMG") to serve as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2020. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee's appointment of KPMG, which has served as the Company's independent registered public accounting firm since 2007. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it is sound corporate governance to do so. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee will consider the vote of the Company's stockholders and may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the 2020 annual meeting.

Representatives of KPMG will be present at the 2020 annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

✓	The Board of Directors recommends that you vote "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020.

Proxies solicited by the Board of Directors will be voted "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020 unless stockholders specify a contrary vote.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four independent directors, each of whom satisfies the independence requirements of Section 10A of the Exchange Act and Rule 10A-3 thereunder. The Audit Committee oversees our financial reporting process on behalf of the Board and serves as the primary communication link between the Board as the representative of our stockholders, KPMG as our independent auditor, and our internal auditors. Our management has the primary responsibility for our financial statements and the reporting process, including the systems of internal controls and for assessing the effectiveness of internal controls over financial reporting. The Audit Committee, at least quarterly, meets with the Company's Chief Financial Officer, the Company's head of Internal Audit and representatives of KPMG and conducts separate executive sessions to discuss the audited consolidated financial statements, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed and discussed with management the consolidated financial statements and related financial statement disclosures included in our Quarterly Reports on Form 10-Q and the audited consolidated financial statements and related financial statement disclosures included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Also, the Audit Committee reviewed with the independent auditors their judgments as to both the quality and the acceptability of our accounting policies. The Audit Committee's review with the independent auditors included a discussion of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. KPMG has provided the Audit Committee written disclosures and all communications required under PCAOB standards, including those concerning independence, and the Audit Committee has discussed those disclosures with KPMG. The Audit Committee has also reviewed non-audit services performed by KPMG and considered whether KPMG's provision of non-audit services was compatible with maintaining its independence from the Company.

The Audit Committee discussed with our internal auditors and independent auditors the overall scope and plans for their respective audits and reviewed our plans for compliance with management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of our internal controls, including a review of the disclosure control process, and the overall quality of our financial reporting. Management represented to the Audit Committee that the Company's consolidated audited financial statements as of and for the fiscal year ended December 31, 2019 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee, or the Chairman of the Audit Committee, also pre-approved all audit and non-audit services provided by the independent auditors during and relating to fiscal year 2019. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

The Audit Committee evaluates the performance of the independent auditors each year and determines whether to re-engage the current independent auditors or consider other audit firms. To assist in the evaluation of KPMG's performance for the 2019 audit, the Audit Committee conducted a comprehensive evaluation, which included obtaining input from certain members of management, assessing KPMG's independence, technical expertise, industry knowledge, adequacy of audit approach and scope, appropriateness of fees, and service and communication with management and the Audit Committee. The results of this evaluation were discussed with the KPMG engagement partner and the managing partner of KPMG's local office. The Audit Committee reviews with our Chief Financial Officer and the head of Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of our internal control over financial reporting, the quality of our financial reporting and the ability of the independent auditors to remain independent. Based on these evaluations, the Audit Committee approved the engagement of KPMG as our independent auditors for fiscal year 2020.

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Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee has continued its long-standing practice of recommending that the Board ask our stockholders to ratify the appointment of the independent auditors at our annual meeting of stockholders.

The Audit Committee

Michael T. Kestner (Chairman)
David DiDomenico
J. Mark Howell
Stephen E. Smith

FEES PAID TO KPMG LLP

The following table sets forth the aggregate fees charged to the Company by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2019 and 2018 and for other services rendered during 2019 and 2018 to the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2019	2018
Audit Fees(1)	$3,040,632	$2,496,449
Audit-Related Fees(2)	379,930	3,098,162
Tax Fees(3)	14,000	98,526
All Other Fees(4)	1,780	1,905

Total Fees	$3,436,342	$5,695,042

(1)
Audit Fees: Consists of fees for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company's quarterly reports, the audit of our internal controls over financial reporting and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

(2)
Audit-Related Fees: For 2018, consists principally of fees for professional services rendered with respect to the audits performed over the carve-out financial statements related to the IAA Spin-Off and issued on Form 10 for IAA, Inc., and, for 2018 and 2019, Service Organization Control 1 reporting, and the audit of our 401(k) benefit plan.

(3)
Tax Fees: Consists of fees for various tax planning projects.

(4)
All Other Fees: Consists principally of a license to use KPMG's accounting research software.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered public accounting firm fee pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) pre-approved by the Chairman of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting. All audit fees, audit-related fees, tax fees and all other fees described above were approved by the Audit Committee or the Chairman of the Audit Committee before such services were rendered.

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RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Pursuant to our written related person transactions policy, the Company reviews relationships and transactions in which the Company, or one of its business units, and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

In the course of the review and approval of a related person transaction, the Board or the Audit Committee may consider the following factors:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the Company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

  •
  any other matters that we deem appropriate.

Transactions in which the amount involved exceeds $120,000 in which the Company, or one of its business units, was a participant and a related person had a direct or indirect material interest are required to be disclosed in this proxy statement. There were not any such related person transactions identified since January 1, 2019.

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REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

In order to submit stockholder proposals for inclusion in our proxy statement related to the 2021 annual meeting of stockholders pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company's principal executive office at KAR Auction Services, Inc., Secretary, 11299 North Illinois Street, Carmel, Indiana 46032 no later than December 24, 2020.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Charles S. Coleman, SVP, General Counsel and Secretary, KAR Auction Services, Inc., 11299 North Illinois Street, Carmel, Indiana 46032. As the SEC's shareholder proposal rules make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

The Company's By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to SEC Rule 14a-8, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2021 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company's principal office in Carmel, Indiana (see address above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 4, 2021, and no later than March 6, 2021. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Secretary of the Company by writing to KAR Auction Services, Inc., Secretary, 11299 North Illinois Street, Carmel, Indiana 46032.

Other than the proposals described in this proxy statement, the Company does not expect any matters to be presented for a vote at the 2020 annual meeting. However, if you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2020 annual meeting. If for any unforeseen reason, any one or more of the Board's nominees is not available to stand for election as director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated as a substitute by the Board.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	We are providing these proxy materials to you in connection with the solicitation, by our Board, of proxies to be voted at the Company's 2020 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the 2020 annual meeting to be held via a live audio webcast on June 4, 2020 beginning at 9:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/KAR2020, where stockholders will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice (as defined below under "Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?"), on your proxy card, or on the instructions that accompanied your proxy materials. Our proxy materials are first being distributed to stockholders on or about April 23, 2020.

Q:	What proposals will be voted on, what is the Board's voting recommendation, and what are the standards for determining whether a proposal has been approved?

A:	Proposal		Voting Choices and Board Recommendation	Voting Standard	Effect of Abstention	Effect of Broker Non-Vote

	1.	Election of	• Vote "FOR" all nominees	More votes	No effect	No effect
		Directors	• Vote "FOR" specific nominees	"FOR" than
			• Vote "AGAINST" all nominees	"AGAINST"
• Vote "AGAINST" specific nominees
• Abstain from voting for all nominees
• Abstain from voting for specific nominees
The Board recommends a vote "FOR" each of the director nominees.
	2.	Advisory Vote	• Vote "FOR" the advisory proposal	Majority of the	Vote against	No effect
		to Approve	• Vote "AGAINST" the advisory proposal	shares present
		Executive	• Abstain from voting on the advisory	and entitled to
		Compensation	proposal	vote
The Board recommends a vote "FOR" the advisory vote to approve executive compensation.
	3.	Approval of	• Vote "FOR" the amendment	Majority of the	Vote against	No effect
		ESPP	• Vote "AGAINST" the amendment	shares present
		Amendment to	• Abstain from voting on the amendment	and entitled to
		Increase Share		vote
		Reserve by	The Board recommends a vote "FOR"
		1,500,000 Shares	the ESPP amendment.
	4.	Ratification of	• Vote "FOR" the ratification	Majority of the	Vote against	Not
		Independent	• Vote "AGAINST" the ratification	shares present		applicable
		Registered Accounting Firm	• Abstain from voting on the ratification	and entitled to vote
The Board recommends a vote "FOR" the ratification of the appointment of KPMG as our independent registered accounting firm for 2020.

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Q:	Who is entitled to vote?
A:	All shares owned by you as of the record date, which is the close of business on April 9, 2020, may be voted by you. You may cast one vote per share of our common stock that you held on the record date.
These shares include shares that are:
• held directly in your name as the stockholder of record; and
• held for you as the beneficial owner through a broker, bank or other nominee, including shares purchased under the KAR Auction Services, Inc. Employee Stock Purchase Plan (the "ESPP").
On the record date, the Company had 129,167,854 shares of common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholder of Record. If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a "stockholder of record" with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person online during the 2020 annual meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you hold your shares in "street name" and are considered a "beneficial owner" with respect to those shares. These proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the 2020 annual meeting.
Q:	How can I vote my shares and participate at the 2020 annual meeting?
A:	Stockholders may participate in the 2020 annual meeting by visiting the following website: www.virtualshareholdermeeting.com/KAR2020. To participate in the 2020 annual meeting, you will need the 16-digit control number provided on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Stockholder of Record. Shares held directly in your name as the stockholder of record may be voted online during the 2020 annual meeting. If you choose to vote your shares online during the 2020 annual meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/KAR2020. You will need the control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Beneficial Owner. If you are a beneficial owner in street name and want to vote your shares online during the 2020 annual meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy and proof of beneficial ownership, such as your most recent account statement as of April 9, 2020, the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Even if you plan to attend the 2020 annual meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the 2020 annual meeting. See "How can I vote my shares without attending the 2020 annual meeting?" below.

The 2020 annual meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Eastern Daylight Time.

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We are holding the 2020 annual meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online during the annual meeting, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:	How can I vote my shares without attending the 2020 annual meeting?
A:	Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may vote without attending the 2020 annual meeting in one of the following manners:
By Internet. Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;
By Telephone. Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or
By Mail. Complete, date and sign your proxy card or voting instruction form and mail it using the enclosed, pre-paid envelope.

If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 3, 2020.
Q:	If I am an employee holding shares pursuant to the ESPP, how will my shares be voted?
A:	Employees holding stock acquired through the ESPP will receive a voting instruction form covering all shares held in their individual account from Fidelity, the plan record keeper. The record keeper for the ESPP will vote your shares (i) in accordance with the specific instructions on your returned voting instruction form; or (ii) in its discretion, if you return a signed voting instruction form with no specific voting instructions.
Q:	What is the quorum requirement for the 2020 annual meeting?
A:	A quorum of stockholders is necessary to hold the 2020 annual meeting. A quorum at the 2020 annual meeting exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote at the 2020 annual meeting are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker, bank or other nominee is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.
Q:	What happens if I do not give specific voting instructions?
A:	Stockholder of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2020 annual meeting.

Beneficial Owner. If you are a beneficial owner of shares and do not provide the organization (e.g., broker, bank or other nominee) that holds your shares in "street name" with specific voting instructions, the organization that holds your shares may generally vote in its discretion on "routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on "non-routine" matters, such organization cannot vote your shares and will inform the inspector of election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker, bank or other nominee. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered shares entitled to vote, they will have no effect on the outcome of any proposal other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

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•

Routine Matters.  The ratification of the appointment of KPMG as our independent registered public accounting firm for 2020 (Proposal No. 4) is considered a routine matter under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes will exist in connection with Proposal No. 4.

•

Non-Routine Matters.  The election of directors (Proposal No. 1), the advisory vote to approve executive compensation (Proposal No. 2), and the approval of an amendment to our ESPP to increase the number of shares reserved for issuance under the ESPP by 1,500,000 shares (Proposal No. 3), are each considered "non-routine" matters under applicable rules are considered non-routine matters under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 2 and Proposal No. 3.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction forms you receive.
Q:	Who will count the vote?
A:	The votes will be counted by the inspector of elections appointed for the 2020 annual meeting.
Q:	Can I revoke my proxy or change my vote?
A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the 2020 annual meeting by:
• providing written notice of revocation to the Secretary of the Company at 11299 North Illinois Street, Carmel, Indiana 46032;
• delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or
• attending the 2020 annual meeting online and voting during the meeting, which will automatically cancel any proxy previously granted.

Please note that your attendance at the 2020 annual meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the 2020 annual meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the 2020 annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote such shares.
Q:	Who will bear the cost of soliciting proxies for the 2020 annual meeting?
A:	The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy materials as beneficial owners of our common stock. The Company's directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	This year, we are again taking advantage of the SEC rules that allow us to furnish our proxy materials over the Internet. As a result, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials ("Notice"), rather than a full paper set of the proxy materials. The Notice includes information on how to access the proxy materials via the Internet as well as how to vote via the Internet. We believe this method of delivery will decrease printing and shipping costs, expedite distribution of proxy materials to you, and reduce our impact on the environment. Stockholders who receive the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

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Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:	We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice and, if applicable, this proxy statement and the Company's Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.

This procedure reduces our printing and mailing costs and also reduces our impact on the environment. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the Notice or this proxy statement and the Company's Annual Report, as requested, will be promptly delivered to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you prefer to receive separate copies of the Notice, the proxy statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

If you are a stockholder of record and are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please notify us by contacting Broadridge Financial Solutions, Inc. using the mailing address and phone number above. Stockholders who hold shares in "street name" may contact their broker, bank or other nominee to request information about householding.
Q:	How can I obtain a copy of KAR's Annual Report on Form 10-K?
A:	Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, are available to stockholders free of charge on our website at www.karglobal.com under the "Investor Relations" tab, or by writing to KAR Auction Services, Inc., Investor Relations, 11299 North Illinois Street, Carmel, Indiana 46032.
Q:	Where can I find the voting results of the 2020 annual meeting?
A:	KAR will announce preliminary voting results at the 2020 annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the 2020 annual meeting.
Q:	How can I attend the 2020 annual meeting?
A:	The 2020 annual meeting will be a completely virtual meeting of stockholders, which will be conducted through a live audio webcast. There will be no physical meeting location. You are entitled to participate in the annual meeting only if you were a Company stockholder as of the close of business on April 9, 2020 or if you hold a valid proxy for the annual meeting.

You will be able to attend the 2020 annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KAR2020. You also will be able to vote your shares online during the annual meeting.

To participate in the 2020 annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of stock ownership, are posted on the meeting website.

The meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Daylight Time, and you should allow ample time to log in to the meeting and test your device's audio capabilities prior to the start of the meeting.
The webcast will be available for replay until midnight on June 3, 2021.
Q:	Why is the 2020 annual meeting virtual?
A:	As in 2019, we are excited to host a virtual annual meeting to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. In addition, hosting a virtual meeting provides improved communication and cost savings for our stockholders and the Company.
Q:	What if I have technical difficulties or trouble accessing the meeting?
A:	If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page at www.virtualshareholdermeeting.com/KAR2020.

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ANNEX I

KAR AUCTION SERVICES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE AND SCOPE OF THE PLAN

1.1      Purpose

            The KAR Auction Services, Inc. Amended and Restated Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

1.2      Definitions

            Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

            "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

            "Committee" shall mean the committee of officers established by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.

            "Common Stock" shall mean shares of the common stock, par value $0.01 per share, of the Company.

            "Company" shall mean KAR Auction Services, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

            "Compensation" shall mean the fixed salary or base wage paid by the Company to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee's portion of salary deferral contributions pursuant to Code Section 401(k) and any amount excludable pursuant to Code Section 125, but excluding any bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.

            "Continuous Service" shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Parent, the Company or a Designated Subsidiary), that an Employee has been employed by the Company, a Designated Subsidiary or the Parent (or any combination of the foregoing) immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.

            "Designated Subsidiary" shall mean any subsidiary of the Company that has been designated by the Committee to participate in the Plan.

            "Employee" shall mean any person who is employed by the Company or a Designated Subsidiary as a common law employee. Any individual who performs services for the Company or a Designated Subsidiary solely through a leasing or employment agency shall not be considered an Employee.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Exercise Date" shall mean the last business day of each calendar month of each Plan Year, or such other date(s) as determined by the Committee, provided, however, that no Exercise Date with respect to a right to purchase shares of Common Stock under the Plan shall be later than 5 years from the date such right was granted. The Exercise Date constitutes the "date of grant of the option" for purposes of Section 423 of the Code.

            "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on the New York Stock Exchange, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (3) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith and in accordance with Code Section 409A.

            "Offering Date" shall mean the first business day of each calendar month of each Plan Year, or such other date(s) as determined by the Committee.

            "Option Period" or "Period" shall mean each calendar month commencing on the Effective Date as specified by the Committee in accordance with Section 1.4.

            "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

            "Parent" shall mean any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

            "Participant" shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

            "Plan" shall mean the Company's Employee Stock Purchase Plan, as the same may be amended from time to time.

            "Plan Account" or "Account" shall mean an account established and maintained in the name of each Participant.

            "Plan Manager" shall mean any Employee appointed pursuant to Section 1.3 hereof.

            "Plan Year" shall mean the twelve (12) month period beginning January 1 and ending on the following December 31.

            "Stock Purchase Agreement" shall mean the form prescribed by the Committee or the Company which must be completed and executed by an Employee who elects to participate in the Plan.

1.3      Administration of Plan

            Subject to oversight by the Board of Directors or the Board's Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4      Effective Date of Plan

            The Plan shall become effective on the date established for that purpose by the Committee, if, prior to that date, the Plan (i) has been adopted by the Board of Directors of the Company and (ii) has been approved by an affirmative vote of a majority of votes cast by the holders of the Company's common stock in person or by proxy and entitled to vote on the proposal, at a meeting at which a quorum is present; provided that the Committee shall select the first day of a calendar month as the Effective Date.

1.5      Extension or Termination of Plan

            The Plan shall continue in effect through and including December 31, 2028, unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation Committee of the Board, each of which shall have the right to extend the term of or terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant's Account shall be refunded to him, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

ARTICLE II
PARTICIPATION

2.1      Eligibility

            Each Employee who is customarily employed as a full time employee of the Company or a Designated Subsidiary shall be eligible to participate in the Plan beginning on the later of the Effective Date or the date that he or she completed six (6) months of Continuous Service. Each Employee who is customarily employed as a part-time Employee of the Company or a Designated Subsidiary shall be eligible to participate in the Plan beginning on the later of the Effective Date or the date as of which he or she has completed one year of Continuous Service and been credited with at least one thousand (1,000) hours of service. All employment with the Company and/or a Designated Subsidiary prior to the Effective Date shall be counted for purposes of determining eligibility to participate in the Plan. For purposes of this Section 2.1, whether an Employee is "customarily employed" shall be determined by the Committee based on the Company's or Designated Subsidiary's policies and procedures in effect from time to time. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Code Section 423(b)(3) to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its Parent or any subsidiary.

2.2      Ineligible Employees

            Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted a right to purchase shares of Common Stock under the Plan to the extent that:

            (a)   immediately after the grant, such Employee would own stock, and/or hold or own options, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the Parent or any subsidiary corporation (determined under the rules of Sections 423(b)(3) and 424(d) of the Code); or

            (b)   immediately after the grant, such Employee's right to purchase Company Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any related company would accrue at a rate which exceeds $25,000 in Fair Market Value of such Company Stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right would be outstanding at any time.

2.3      Payroll Deductions

            Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Said deductions shall be expressed as a whole number percentage which shall be at least one percent (1%) but not more than fifteen percent (15%). A Participant may not increase or decrease the deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the Offering Date on which such Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant's Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Any amount remaining in the Participant's Account after the purchase of Common Stock shall be refunded without interest upon the written request of the Participant. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Stock Purchase Agreement in accordance with Section 2.1. Amounts deducted from a Participant's Compensation pursuant to this Section 2.3 shall be credited to said Participant's Account.

            An eligible Employee may also elect to participate in the Plan solely through optional cash payments in whole dollars (and no payroll deductions) in accordance with such procedures as the Committee shall prescribe. Optional cash payments by a Participant cannot be less than twenty-five dollars ($25 U.S.) per payment. A Participant who elects to participate in the optional cash payment only feature may at any time elect to enroll also in the payroll deduction feature by notifying the Company in accordance with such procedures as the Committee shall prescribe. In the case of Participants whose Compensation is not paid in the currency of the United States, the Committee shall periodically determine, not less frequently than once per calendar year, a minimum payroll deduction that is comparable to ten dollars ($10 U.S.), and a minimum optional cash payment that is comparable to twenty-five dollars ($25 U.S.), based on applicable currency exchange rates as determined by the Committee.

ARTICLE III
PURCHASE OF SHARES

3.1      Option Price

            The Option Price per share of the Common Stock sold to Participants hereunder shall be eighty-five percent (85%) of the Fair Market Value of such share on the Exercise Date of an Option Period, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2      Purchase of Shares

            On each Exercise Date, the amount in a Participant's Account shall be charged with the aggregate Option Price of the largest number of shares of Common Stock, including fractional shares, which can be purchased with said amount. The balance, if any, in such account shall be carried forward to the next succeeding Option Period.

3.3      Limitations on Purchase

            Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee's right to purchase Common Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any related company would accrue at a rate which exceeds $25,000 in Fair Market Value of such Common Stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right would be outstanding at any time.

3.4      Transferability of Rights

            Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK

4.1      Common Stock Reserved

            There shall be a maximum of 2,500,000 shares of Common Stock reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

4.2      Adjustment for Changes in Common Stock

            In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee shall make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive. Notwithstanding anything to the contrary in this Plan, in any event, (i) the number of shares of Common Stock that may be reserved for purchase or purchased hereunder shall not exceed 2,500,000 shares, and (ii) the Option Price per share shall not be less than eighty-five percent (85%) of the Fair Market Value of such share on the Exercise Date of an Option Period.

4.3      Insufficient Shares

            If the aggregate funds available for purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4      Confirmation

            Confirmation of each purchase of Common Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder upon making a written request. Unless otherwise determined by the Committee, shares of Common Stock delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the six (6) month period following such delivery to the Participant (other than by will, the laws of descent and distribution) and the shares of Common Stock shall bear a legend denoting such restrictions as may be determined by the Committee to be appropriate.

4.5      Rights as Shareholders

            The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.

ARTICLE V
TERMINATION OF PARTICIPATION

5.1      Voluntary Withdrawal

            A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2      Termination of Eligibility

            If a Participant Retires, he may elect to (i) withdraw the entire amount, if any, in his Plan Account, or (ii) have said amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date and have any remaining balance refunded without interest.

            If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than retirement, the dollar amount and the number of unissued shares in such Participant's Account will be refunded or distributed to the Participant, or, in the case of death, the Participant's designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

ARTICLE VI
GENERAL PROVISIONS

6.1      Notices

            Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

6.2      Condition of Employment

            Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee.

6.3      Withholding of Taxes; Other Charges

            Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Common Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Common Stock. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

            In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Code Section 424(c) of any share or shares of Common Stock issued to Participant pursuant to Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering or within the one-year period commencing on the day after the Exercise Date, Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

            Participants shall be solely responsible for any commissions or other charges imposed with respect to the purchase or sale of shares of Common Stock pursuant to the terms of this Plan.

6.4      Amendment of the Plan

            The Board of Directors or the Board's Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

6.5      Application of Funds

            All funds received by the Company by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

6.6      Legal Restrictions

            The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7      Gender

            Whenever used herein, use of any gender shall be applicable to both genders.

6.8      Governing Law

            The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 04, 2020 KAR AUCTION SERVICES, INC You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. KAR AUCTION SERVICES, INC. 11299 NORTH ILLINOIS STREET CARMEL, IN 46032 0000461624_1 R1.0.1.18 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: April 09, 2020 Date: June 04, 2020Time: 9:00 AM EDT Location: Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/KAR2020

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods possession available and follow the instructions. marked by the arrow 0000461624_2 R1.0.1.18 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specia requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. l 1. Combined Document How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2020 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. David DiDomenico To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2020. 4. 1b. Carmel Galvin 1c. James P. Hallett 1d. Mark E. Hill 1e. J. Mark Howell 1f. Stefan Jacoby 1g. Michael T. Kestner 1h. Mary Ellen Smith 1i. Stephen E. Smith The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve, on an advisory basis, executive compensation. 3. To approve an amendment to the KAR Auction Services, Inc. Employee Stock Purchase Plan to increase the total number of shares reserved for issuance under the plan by 1,500,000 shares. 0000461624_3 R1.0.1.18 Voting items

0000461624_4 R1.0.1.18

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/2020. Have your proxy card in hand when you call and then follow the instructions. KAR AUCTION SERVICES, INC. 11299 NORTH ILLINOIS STREET CARMEL, IN 46032 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a. David DiDomenico For 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 0 For 0 For 0 0 Against 0 Against 0 0 Abstain 0 Abstain 0 0 1b. Carmel Galvin 1i. Stephen E. Smith 1c. James P. Hallett The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 1d. Mark E. Hill 2. To approve, on an advisory basis, executive compensation. To approve an amendment to the KAR Auction 1e. J. Mark Howell 3. Services, Inc. Employee Stock Purchase Plan to increase the total number of shares reserved for issuance under the plan by 1,500,000 shares. 1f. Stefan Jacoby 1g. Michael T. Kestner For 0 Against 0 Abstain 0 1h. Mary Ellen Smith 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2020. For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000461625_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com PROXY KAR AUCTION SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 4, 2020 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Charles S. Coleman and Eric M. Loughmiller, and each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of KAR Auction Services, Inc., held of record by the undersigned on April 9, 2020, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 9:00 a.m., EDT, via the Internet at www.virtualshareholdermeeting.com/KAR2020. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2, 3 and 4, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) 0000461625_2 R1.0.1.18